UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Monro, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2020 Annual Meeting of

Shareholders and Proxy Statement

August 18, 2020

Rochester, NY 14615

Dear Fellow Shareholders,

Fiscal 2020 was an instrumental year in our company transformation. We made a number of strides in the execution of our Monro.Forward strategy and reached critical milestones in our journey to build a scalable platform for sustainable growth. While we recognize our financial performance was challenged during the year, particularly in light of the unprecedented impact of the COVID-19 pandemic on our fourth quarter results, we are firmly committed to our strategy and remain confident in our path forward. The changes we are making across our business to drive operational excellence and streamline our organization position us well to deliver a consistent, 5-star customer experience and long-term shareholder value.

Importantly, I would like to thank our teammates, whose commitment and dedication to excellent customer service have been critical as we make strategic improvements to our business to drive stronger future performance.

Executing Monro.Forward

Our Monro.Forward strategy centers around four pillars: Improving Customer Experience; Enhancing Customer-Centric Engagement; Optimizing Product & Service Offering; and Accelerating Productivity & Team Engagement. Our strategy is further supported by investments in technology and data-analytics, as we are working to increase the overall lifetime value of our customers, drive operational consistency and enhance productivity across all our store locations.

During fiscal 2020, we made significant progress on our store rebrand and reimage initiative, which focuses on creating a more consistent store appearance while implementing standardized in-store operating procedures, which we call our Monro Playbook. As part of this initiative, we are leveraging our analytical model to rebrand select service stores to tire banners to optimize our portfolio and drive increased tire revenues without sacrificing service revenues. We transformed 175 stores in fiscal 2020 and have rebranded a total of 71 stores to tire brands. While we are still in the early innings of this initiative, we are very encouraged by the solid performance of our rebranded stores, which underscores the strong opportunity we have and the benefits that come with a streamlined brand portfolio.

Additionally, during the year, we made critical investments in technology that will support our future operations. This includes implementing our store network infrastructure upgrade and new digital phone system, our category management and pricing tool and our cloud-based store staffing model. While we are still in the process of rolling these initiatives out across our store base, we firmly believe they will be instrumental in improving our customer execution and driving long-term margin expansion.

We also made impressive strides in expanding and diversifying our geographical footprint through strategic acquisitions in fiscal 2020. We acquired more than 50 stores in California, representing entry into the dynamic Western region. Our position in this market was further solidified by acquisitions of 18 stores in Idaho and Nevada. In addition, we acquired 20 stores in Louisiana, a new state for Monro that expanded our presence in the Southern markets. Our disciplined acquisition strategy has delivered significant growth over the years and remains a key pillar of our Monro.Forward strategy.

Finally, we have maintained a focus on improving our in-store execution and customer experience, which resulted in enhanced customer satisfaction ratings and online reputation as evidenced by our all-time star rating of 4.6 stars across online review sites at the end of the year.

Overall, we are extremely pleased with the initiatives we accomplished during fiscal 2020, and believe we made solid progress in positioning our business for long-term growth.

Delivering Results in a Dynamic Environment

The transformation we are undergoing is substantial, and we recognize our results will not be linear as we move through this journey. We are committed to improving performance by focusing on the elements of our business that are within our control, and the structural changes we are making across our organization are necessary for us to achieve strong results no matter the external circumstances.

When the effects of the global COVID-19 pandemic began to substantially impact our business late during the fourth quarter, our organization reacted quickly, focusing on three key priorities: prioritizing health and safety in all aspects of our business, ensuring business continuity to serve our customers and emerging even stronger post-crisis. I am pleased with our team’s agility and flexibility and believe the actions we have taken position us well to capitalize on the opportunities ahead.

Enhancing Shareholder Value

Returning cash to shareholders remains a core commitment of Monro, and a key component of our disciplined capital allocation strategy. During fiscal 2020, we paid approximately $30 million in dividends and recently declared a quarterly cash dividend of $0.22 per share for the first quarter of fiscal 2021.

Promoting Corporate Responsibility

Monro strives to maintain an environmentally and socially conscious corporate culture, as demonstrated by our efforts to promote sustainability and recycling across our organization, support charitable organizations that help the communities we serve, provide transparency to our investors and invest in our teammates to ensure a safe and rewarding workplace.

During the year, as part of our commitment to protect the environment, Monro recycled 3.2 million gallons of oil and 3.9 million tires, as well as approximately 87,000 vehicle batteries and 120 tons of cardboard. We seek to proactively engage with the communities we serve by giving back our time and financial resources, including donating over $525,000 to the United Way and other charities in the past two years. Among other shareholder engagement, we had nearly 150 opportunities to talk directly with investors and analysts at investor meetings and on conference calls.

In an exciting development both in our commitment to the environment and in responding to shareholder feedback, this proxy season, for the first time, Monro will follow the Securities and Exchange Commission’s “e-proxy” rules that allow public companies to furnish proxy materials to shareholders over the Internet, therefore reducing the amount of paper consumed during this process. Finally, we are committed to supporting our teammates and have expanded our ongoing learning opportunities through Monro University, our online training platform, as well as by implementing mandatory onboard training for new hires to help them better thrive at Monro. These efforts are improving engagement and satisfaction among our teammates, resulting in the lowest annual turnover rates since 2015.

Creating Long-term Value

In summary, fiscal 2020 was a critical year in our company transformation. We accomplished a number of key initiatives and made fundamental changes across our organization that we believe position us well to continue to deliver long-term sustainable value for our shareholders. I have firm conviction in our path forward and look forward to capitalizing on the significant opportunities ahead of us.

On behalf of the Board of Directors and the Monro leadership team, I would like to thank you for your continued support and confidence. I look forward to speaking with you at our virtual annual meeting on August 18, 2020.

Sincerely,

Brett T. Ponton

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, August 18, 2020

Time:	10:00 a.m. (Eastern Daylight Time)

Location:	Virtual meeting to be held via the Internet at www.virtualshareholdermeeting.com/MNRO2020

Record Date:	Monday, June 29, 2020

Items of Business

1.	Elect four directors to Class 1 of the Board of Directors to serve a two-year term and until their successors are duly elected and qualified at the 2022 annual meeting of shareholders;

2.	Approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers;
3.	Ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 27, 2021; and

4.	Consider any other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote “FOR” each of the director nominees included in Proposal No. 1 and “FOR” each of Proposals No. 2 and 3.

How to Vote

Using the control number that appears on the Notice of Internet Availability (the “Notice”), you may vote your shares:

By Telephone: You may vote by calling 1-800-690-6903	By Internet: Prior to the Annual Meeting, you may vote at Proxyvote.com	By Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717	During the Meeting: Go to www.virtualshareholdermeeting.com/MNRO2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders’ Meeting to be Held on August 18, 2020: We are following the Securities and Exchange Commission’s “e-proxy” rules that allow public companies to furnish proxy materials to shareholders over the Internet. Instead of a physical copy, you have received a Notice of Internet Availability of Proxy Materials, which provides instructions on how to view our proxy materials for the Annual Meeting over the Internet, how to vote, and how to request a printed copy of the proxy materials.

PROXY STATEMENT SUMMARY

Below are the highlights of the important information you will find in this Proxy Statement. As this is only a summary, we request that you please review the full Proxy Statement before casting your vote.

General Meeting Information
2020 Annual Meeting Date and Time	Tuesday, August 18, 2020 10:00 a.m. (Eastern Daylight Time)
Record Date	Monday, June 29, 2020
Voting

Shareholders of record as of the record date are entitled to vote personally or by proxy at the Annual Meeting. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

Voting Matters and Board of Directors’ Recommendations
Proposal	Voting Options	Vote Required for Approval	Broker Discretionary Vote	Board of Directors Recommendation
1. Election of Directors	“FOR” all nominees or “WITHHOLD” your vote for all or any of the nominees	Each nominee for director must receive a majority of the votes cast	No	FOR EACH NOMINEE
2. Advisory Vote to Approve Executive Compensation	“FOR,” “AGAINST” or “ABSTAIN” from voting	Majority of votes cast must vote in favor of this proposal	No	FOR
3. Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR,” “AGAINST” or “ABSTAIN” from voting	Majority of votes cast must vote in favor of this proposal	Yes	FOR

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Governance Highlights

We are committed to applying sound corporate governance principles. We believe these governance practices are in the best interests of our shareholders and strengthen accountability within our organization.

Annual Elections	Yes	Stock Ownership Guidelines for Directors and Executives	Yes
Independent Board Chair	Yes	Anti-Hedging and Pledging Policy	Yes
Board Independence	87%	Code of Ethics	Yes
Audit, Compensation and Nominating Committee Independence	100%	Board Member Recruiting Guidelines	Yes
Number of Financial Experts	One	Regular Executive Sessions of the Independent Board Members	Yes
Board Diversity	13% Female	Anonymous Reporting	Yes
Comprehensive Annual Board and Committee Evaluations	Yes	Executive Compensation Clawback Policy	Yes
Director Overboarding	No	Detailed Strategy and Risk Oversight by Board and Committees	Yes

Our commitment to sound corporate governance practices has been illustrated through a number of actions taken in this past year, including:

•	Compensation Committee retained Exequity, LLP as its compensation advisor;

•	Utilized an enhanced peer group for executive compensation purposes;

•	Conducted executive benchmarking, analyzing the Company’s peer group and survey data; and

•	Made further enhancements to the Company’s executive compensation program.

Director Nominees

You are being asked to vote to elect the following four director nominees to Class 1 of our Board of Directors. Detailed information about each of these nominees begins on page 5 of the Proxy Statement.

Name	Age	Director Since	Independent	Occupation
John L. Auerbach	42	2017	Yes	Partner of Auerbach Advisers
Donald Glickman	87	1984	Yes	Member of J.F. Lehman & Company
Lindsay N. Hyde	38	2017	Yes	Entrepreneur in Residence, Moderne Ventures; Partner at Wildflower Schools
Brett T. Ponton	50	2017	No	President and Chief Executive Officer of Monro, Inc.

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Board of Directors Overview

Our Board of Directors is currently composed of eight directors, seven of whom are independent. The charts below highlight the Board’s composition and experience:

Director Independence	Tenure on the Board of Directors
Gender Diversity

Executive Compensation Overview

What We Do	What We Don’t Do
Pay for Performance – majority of compensation “at risk”	Permit Short Sales by Directors, Officers or Employees
Reasonable Post-Employment and Change in Control Provisions	Allow Hedging or Pledging of Company Stock
Stock Ownership Guidelines	Offer Change in Control Tax Gross-Ups
Utilize Independent Compensation Advisor	Permit Repricing of Underwater Options without Shareholder Approval
Clawback Policy	Offer Unreasonable Perquisites
Annual shareholder “say on pay” vote	No single trigger cash severance based solely upon a change-in-control of the Company.
Executive benchmarking
Modest perquisites

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Elements of Compensation for Fiscal 2020

Monro’s executive compensation program, set forth by the Compensation Committee, is designed to implement our executive pay philosophy to:

•	Attract, reward and retain talented and experienced executives and other key employees

•	Motivate our executive officers to achieve short-term and long-term corporate goals that will enhance shareholder value

•	Support our core values and culture by promoting internal equity and external competitiveness

The objectives and key characteristics of each element of our Fiscal 2020 executive compensation are summarized below:

Type of Pay and Form		Performance Period	Objectives
Fixed	Base Salary (Cash)	One year

•  Fixed annual cash provided for performing day-to-day job responsibilities

•  Generally determined based on an individual’s time in the position, experience, performance, future potential and market data

•  Reviewed annually for potential adjustment based on factors such as changes in the executive’s responsibilities, individual performance and market data

At-Risk	Annual Incentive Bonus (Cash)	One year

•  Variable cash compensation tied to the achievement of annual corporate financial and operational goals established to drive Company’s objectives of profit and growth and individual performance

•  Aligns interests of executives with shareholders, with amount earned dependent on Company performance objectives designed to enhance shareholder value

At-Risk	Long-Term Incentive (“LTI”) Compensation (Equity Awards)	Multiple (3 or 4 years)

•  Mix of equity awards intended to provide a balanced portfolio with the intention of motivating, rewarding, and retaining executives

•  Stock options (30% of total LTI opportunity)

○  Aligns executive rewards with shareholder returns; no value unless stock price appreciates over the grant price

○   Vests in equal installments over four years

○   Encourages long-term, sustained performance

○   Encourages retention through multi-year vesting

•  Time-vesting restricted stock units (30% of total LTI opportunity)

○  Vests in equal installments over four years

○   Encourages retention through multi-year vesting

○   Facilitates stock ownership

•  Performance-vesting restricted stock units (40% of total LTI opportunity)

○  Measured over a cumulative 3-year performance period

○   Measures return on invested capital, which aligns executive pay with the efficient use of capital

○   Is completely forfeitable if multi-year objectives not met

○   Award denominated in shares to further drive shareholder alignment

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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

The Monro, Inc. Board of Directors (the “Board” or the “Board of Directors”) is using this Proxy Statement to solicit proxies from the holders of its common stock for use at the Monro, Inc. 2020 annual meeting of shareholders and any adjournment or postponement thereof (the “Annual Meeting” or the “meeting”). The Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions on how to view our proxy materials for the Annual Meeting over the Internet, how to vote, and how to request a printed copy of the proxy materials and the Proxy Card are first being mailed to our shareholders on or about July 8, 2020. In this Proxy Statement, we may also refer to Monro, Inc. and its subsidiaries as “Monro,” the “Company,” “we,” “our” or “us.”

Meeting Time and Applicable Dates

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Monro, Inc., a New York corporation, of the proxy to be voted at the Annual Meeting to be held on Tuesday, August 18, 2020, at 10:00 A.M. (Eastern Daylight Time), and at any adjournment or postponement thereof. The close of business on Monday, June 29, 2020 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

Attending the Annual Meeting

Monro will host the Annual Meeting solely by means of electronic communication via a virtual meeting at www.virtualshareholdermeeting.com/MNRO2020, commencing at 10:00 A.M. (Eastern Daylight Time) on August 18, 2020. There will not be an option for shareholders to attend the Annual Meeting in person. A summary overview of the information you need to attend the Annual Meeting over the Internet is provided below:

•  All shareholders can attend the Annual Meeting over the Internet at the website provided above;

•  Only shareholders as of the record date of June 29, 2020 may vote or submit questions electronically while attending the Annual Meeting (by using the control number provided in your Notice);

•  Instructions on how to attend the Annual Meeting are posted at the website provided above; and

•  A replay of the Annual Meeting will be available over the Internet for approximately 12 months following the date of the Annual Meeting at the website provided above.

Matters to be Voted Upon at the Annual Meeting

At the Annual Meeting, holders of record of our common stock as of June 29, 2020 will consider and vote upon the following proposals:

1.  To elect four directors to Class 1 of the Board of Directors to serve a two-year term and until their successors are duly elected and qualified at the 2022 annual meeting of shareholders;

2.  To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;

3.  To ratify the re-appointment of PricewaterhouseCoopers LLP (“PWC”) as our independent registered public accounting firm for the fiscal year ending March 27, 2021; and

4.  To consider any other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this Proxy Statement, these are the only matters that the Board of Directors intends to present at the Annual Meeting. The Board does not know of any other business to be presented at the Annual Meeting. The Board of Directors recommends that you vote “FOR” each proposal.

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Voting Rights of Holders of Common Stock

Shareholders of record as the record date are entitled to vote personally or by proxy at the Annual Meeting. On the record date, there were 33,285,901 shares of our common stock, par value $0.01 per share (“common stock”) outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Our shareholders do not have cumulative voting rights.

The voting rights of common shareholders are subject to the voting rights of the holders of the shares of our Class C Convertible Preferred Stock, par value $1.50 per share (“Class C Preferred Stock”).

Rights of Holders of Class C Preferred Stock

At least 60% of the shares of Class C Preferred Stock must vote as a separate class or unanimously consent to effect or validate any action taken by our common shareholders. Therefore, the Class C Preferred Stock holders have an effective veto over all matters put to a vote of our common shareholders, and could use that veto power to block any matter that our common shareholders may approve at the Annual Meeting.

On the record date, there were 21,802 shares of Class C Preferred Stock outstanding. We expect that the holders of the Class C Preferred Stock will approve, by unanimous written consent, all matters currently proposed to be put to a vote of our common shareholders at the Annual Meeting.

Voting Instructions for Record Holders

If your shares are registered directly in your name with our transfer agent, then you are a shareholder of record with respect to those shares and you may vote by:

•  Calling 1-800-690-6903;

•  Visiting proxyvote.com before the meeting and inputting the control number shown on your Notice and proxy card;

•  completing and returning your proxy card by mail; or

•  attending the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/MNRO2020 and using the electronic voting options.

Whether or not you plan to attend the Annual Meeting, you should vote as soon as possible. If you plan to vote before the Annual Meeting, your vote must be received by 11:59 p.m. Eastern Daylight Time on August 17, 2020.

Voting Instructions for Beneficial Owners

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name” and you must instruct the broker, bank or other nominee to vote on your behalf. Please refer to the voting instruction card provided by your broker, bank or other nominee.

Broker Non-Votes

Broker non-votes occur when beneficial owners do not give voting instructions to their brokers and the brokers lack the discretionary authority to vote on the proposal. If you are a beneficial owner and do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter.

Under the rules of the New York Stock Exchange, which are also applicable to companies listed on the Nasdaq Stock Market (“Nasdaq”), brokers have the discretion to vote on routine matters such as ratifying the appointment of external auditors, but do not have discretion to vote on non-routine matters such as electing directors and approving, on an advisory basis, the compensation of our named executive officers.

Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal.

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Quorum

A quorum must be present in person or by proxy to hold the Annual Meeting and will exist if a majority of the issued and outstanding shares of our common stock are present in person or by proxy and are entitled to vote at the Annual Meeting.

We will include abstentions and broker non-votes to determine whether a quorum is present at the Annual Meeting. John A. Heisman and Michael L. Boehme, our inspectors of election for the meeting, will determine whether a quorum is present and will tabulate votes cast by proxy or in person. If we do not have a quorum at the Annual Meeting, we expect to adjourn the meeting until we obtain a quorum.

Vote Required to Elect Directors

You may either vote for or withhold authority to vote for all or any of the four nominees named in this Proxy Statement.

To be elected, each nominee for director must receive a majority of the votes cast at the Annual Meeting.

Votes that are withheld from any nominee count as a vote cast against that nominee. Abstentions and broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Approve Compensation of Named Executive Officers

You may cast your vote in favor of, against, or abstain from voting to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers.

To be approved, a majority of the votes cast at the Annual Meeting must vote in favor of this proposal. Abstentions and broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Ratify Appointment of PWC

You may cast your vote in favor of, against, or abstain from voting to ratify the re-appointment of PWC as our independent registered accounting firm for the year ending March 27, 2021.

To be approved, a majority of the votes cast at the Annual Meeting must vote in favor of this proposal. Abstentions are not deemed to be votes cast and will therefore not affect this proposal.

There will be no broker non-votes on this proposal because brokers have discretion to vote shares held in street name on this proposal without specific instructions from the beneficial owner of those shares.

Revoking a Proxy

A shareholder who has given a proxy may revoke it at any time prior to its exercise by:

•  executing and delivering a later-dated proxy;

•  submitting a new vote by telephone or via the Internet prior to the Annual Meeting;

•  providing written notice of the revocation to the Secretary of the Company at the address above; or

•  attending the virtual Annual Meeting and voting electronically during the meeting.

Please note that attending the Annual Meeting alone is not enough to revoke a proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee.

Proxy Instructions

All shares of common stock represented by properly executed proxies returned and not revoked will be voted in accordance with instructions you give in the proxy.

If you return a signed proxy but do not indicate voting instructions, your proxy will be voted as recommended by the Board of Directors, or “FOR” the following proposals:

•  the election of the four director nominees named in the Proxy Statement;

•  approving the compensation paid to the Company’s named executive officers;

•  ratifying the appointment of PWC as our independent registered public accounting firm for the fiscal year ending March 27, 2021; and

•  in the proxy holder’s best judgment as to any other matters properly brought before the Annual Meeting or any adjournment or postponement thereof.

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Participants in the Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Monro in connection with the Annual Meeting. The Company will bear the cost of soliciting proxies. In addition, our directors, officers and employees may solicit proxies by telephone or otherwise.

We will reimburse brokers, banks or other nominees for their expenses in forwarding proxies and proxy materials to the beneficial owners of shares held in street name.

Results of the Annual Meeting

We will report the voting results in a filing with the U.S. Securities and Exchange Commission (“SEC”) on a Current Report on Form 8-K within four business days following the conclusion of the Annual Meeting.

If the official results are not available at that time, we will provide preliminary voting results and will provide the final results in an amendment to the Form 8-K as soon as practicable after they become available.

Availability of Proxy Materials

We are following the SEC’s “e-proxy” rules that allow public companies to furnish proxy materials to shareholders via the Internet. The “e-proxy” rules allow us to send you a Notice of Internet Availability of Proxy Materials while providing online access to the documents instead of sending full, printed copies of the proxy materials. We first released the Notice to our shareholders of record on or about July 8, 2020. The Notice provides instructions on how to: (1) view our proxy materials for the Annual Meeting via the Internet; (2) vote your shares; and (3) request a printed copy of the proxy materials, free of charge.

Our proxy materials, including the Notice, this proxy statement, your proxy card, and our 2020 Annual Report are available, free of charge, at www.proxyvote.com. You can also request paper or e-mailed copies by calling 1-800-579-1639 or emailing sendmaterials@proxyvote.com with your control number in the subject line of the email.

Copies of this proxy statement and our 2020 Annual Report are also available in the Investor Information section of our website at https://corporate.monro.com/investors/financial-information. You may also request these materials by calling 1-800-876-6676 or emailing krudd@monro.com.

In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the environmental impact of the printed materials.

Multiple Copies of Proxy Materials

You may receive more than one Notice and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. To ensure that all of your shares are voted, please vote using each proxy card or voting instruction form that you receive.

For more information, see the section entitled, “Notice Regarding Delivery of Shareholder Documents” below.

Contact for Questions

If you have any questions or need assistance in voting your shares, please contact us at the address and phone number below.

Secretary

Monro, Inc.

200 Holleder Parkway

Rochester, NY 14615

(585) 647-6400

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Board of Directors consists of eight directors, divided into two classes: four directors in Class 1 and four directors in Class 2. The Class 1 directors will serve until the Annual Meeting and the Class 2 directors will serve until the 2021 annual meeting of shareholders, or until their respective successors have been duly elected and qualified. Four directors are nominated for reelection at the Annual Meeting. The Nominating and Corporate Governance Committee has recommended each nominee for election to our Board of Directors.

Set forth below for each nominee for election as a director is a brief statement about the nominee’s age, principal occupation and business experience, including any directorships with any other public companies, describing the specific individual qualities and skills of each nominee that contribute to the overall effectiveness of the Board of Directors and its committees. Each nominee has consented to being named as a nominee and to serve as a director if elected. Although we do not anticipate that any of the nominees named will be unable to serve if elected, the votes will be cast for a substitute nominee selected by the Board of Directors unless the number of directors to be elected has been reduced to the number of nominees willing and able to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THESE NOMINEES:

Name	Age	Director Since	Independent	Occupation

John L. Auerbach	42	2017	Yes	Partner of Auerbach Advisers

Donald Glickman	87	1984	Yes	Member of J.F. Lehman & Company

Lindsay N. Hyde	38	2017	Yes	Entrepreneur in Residence, Moderne Ventures Partner at Wildflower Schools

Brett T. Ponton	50	2017	No	President and Chief Executive Officer of Monro, Inc.

Class 1 Nominee Information

Set forth below is a summary of the biographical information for each of the Class 1 director nominees:

John L. Auerbach Age: 42 Director since: 2017 Committees: Compensation

Principal Occupation:

Partner of Auerbach Advisers

Business Experience:

•  Founder of Eloquii Design, Inc., a digitally native direct-to-consumer women’s fashion brand sold to Walmart

•  Former executive vice president of Art & Objects and Digital Businesses at Sotheby’s, Inc.

•  Former senior vice president of Digital & Global eCommerce at Kate Spade & Company

•  Former international managing director of Digital & eCommerce Initiatives at Christie’s Inc.

Current and Former Directorships:

•  Former chairman, Eloquii Design, Inc.

Skills and Expertise: • Knowledge and extensive operational experience in retail, eCommerce deployment and strategy, brand building, digital marketing and artificial intelligence

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Donald Glickman Age: 87 Director since: 1984 Committees: Finance (Chair) Executive

Principal Occupation:

Member of J.F. Lehman & Company

Business Experience:

•  Member of J.F. Lehman & Company, a private equity investment firm that focuses on acquiring middle market companies in the defense and aerospace industries

•  Private investor

•  Former trustee of Babson Corporate Investors and Babson Participation Investors

Current and Former Directorships:

•  Former lead director of MSC Software Corporation

Skills and Expertise:

•  Knowledge in banking and financial services, accounting and finance, capital markets, government regulations, mergers and acquisitions, risk management and strategy development and execution

•  Leadership skills as a senior officer in various investment banking firms

•  Experience in corporate governance best practices of other major corporations

Lindsay N. Hyde Age: 38 Director since: 2017 Committees: Audit

Principal Occupation:

Partner at Wildflower Schools, a network of early education and care centers in large urban markets across the U.S. Entrepreneur in Residence, Moderne Ventures

Business Experience:

•  Former global shaper with the World Economic Forum

•  Founder and former chief executive officer of Baroo, a provider of pet-related amenities in multifamily communities in large urban markets across the U.S.

•  Founder and former executive director of Strong Women, Strong Girls, a nationally recognized mentoring organization

Current and Former Directorships:

•  Former elected director of the Harvard Alumni Association

•  Former director of Coca-Cola Scholars Alumni Foundation

Skills and Expertise:

•  Experience in service delivery, marketing, strategic development and execution

•  Knowledge in risk management and human resources

•  Entrepreneurial leadership and approach

•  Community engagement and culture

Brett T. Ponton Age: 50 Director since: 2017 Committees: Executive (Chair)

Principal Occupation:

President and Chief Executive Officer of Monro, Inc.

Business Experience:

•  Former president and chief executive officer of American Driveline Systems, Inc. (parent company of AAMCO Transmissions Inc., Cottman Transmission Systems, LLC and Global Powertrain Systems, Inc.)

•  Former president and chief executive officer of Heartland Automotive Services, Inc., the largest operator of Jiffy Lube stores in North America

•  Former executive at The Goodyear Tire & Rubber Company (Nasdaq: GT)

Current and Former Directorships:

•  None

Skills and Expertise:

•  Knowledge in marketing, store operations, strategic development and execution, finance and accounting and risk management

•  Leadership skills as a senior officer of several different companies

The Board of Directors recommends that you vote “FOR” each of the director nominees listed above.

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Class 2 Director Information

Set forth below is a summary of the biographical information for each of the continuing Class 2 directors:

Frederick M. Danziger Age: 80 Director since: 1984 Committees: Compensation (Chair) Audit Nominating and Corporate Governance

Principal Occupation:

Director of Griffin Industrial Realty, Inc. (Nasdaq: GRIF), a publicly traded real estate firm

Business Experience:

•  Former chief executive officer of Griffin Industrial Realty, Inc.

•  Formerly held Of Counsel position with Latham & Watkins LLP

Current Directorships:

•  Current director of Bloomingdale Properties, Inc.

•  Current director of Griffin Industrial Realty, Inc.

Skills and Expertise:

•  Knowledge of legal and regulatory matters, risk management, strategic development and execution, accounting and finance

•  Leadership skills

•  Experience in corporate governance best practices of other major corporations

Stephen C. McCluski Age: 68 Director since: 2013 Committees: Audit (Chair) Compensation Finance Nominating and Corporate Governance

Principal Occupation:

Former senior vice president and chief financial officer of Bausch & Lomb Incorporated (Retired)

Business Experience:

•  Former senior vice president and chief financial officer of Bausch & Lomb Incorporated

•  Former vice president and controller of Bausch & Lomb Incorporated

Current and Former Directorships:

•  Current chairman of the Board of Directors and member of the audit committee of ImmunoGen, Inc. (Nasdaq: IMGN)

•  Former director of Standard Microsytems Corporation

Skills and Expertise: • Knowledge in finance, risk management, mergers and acquisitions, strategic planning, and financial reporting, accounting and controls

Robert E. Mellor Age: 76 Director since: 2010 Committees: Nominating and Corporate Governance (Chair) Audit Compensation Executive

Principal Occupation:

Chairman of the Board of Directors

Business Experience:

•  Former director of Ryland Group, Inc.

•  Former lead independent director of Board of Monro, Inc.

•  Former chairman of the Board of Directors and chief executive officer of Building Materials Holding Corporation (“BMHC”), provider of the distribution, manufacturing and sale of building materials and component products

Current and Former Directorships:

•  Former Director of CalAtlantic Group, Inc.

•  Former Chairman of the Board of Directors of BMHC Stock Holdings, Inc.

•  Current Non-Executive Chairman of the Board of Directors of Coeur Mining, Inc. (NYSE: CDE)

Skills and Expertise:

•  Knowledge in legal and regulatory matters, mergers and acquisitions, risk management, real estate, strategic development and execution, accounting and finance

•  Experience in corporate governance best practices of other major corporations

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Peter J. Solomon Age: 81 Director since: 1984 Committees: Executive Finance

Principal Occupation:

Chairman of PJ Solomon, L.P., an investment banking firm, and independently operated affiliate of Natixis, part of Groupe BPCE, a top 10 European and a top 20 global bank

Business Experience:

•  Chairman of PJ Solomon, L.P., an investment banking firm

Current and Former Directorships:

•  Former member of Boards of Director of Associate Dry Goods Corporation, Culbro Corporation, Edison Brothers Stores, Inc., Esquire, Inc., Handyman Corporation, Lawfin International Limited, LIN Broadcasting Corporation (now known as LIN Media, LLC (NYSE: LIN)), Office Depot, Inc. (Nasdaq: ODP), Phillips-Van Heusen Corporation (now known as PVH Corp. (NYSE: PVH)), The Miller-Wohl Company and The Stop & Shop Supermarket Company.

Skills and Expertise:

•  Knowledge in banking and financial services, capital markets, government regulations, mergers and acquisitions, strategic development and execution and risk management

•  Leadership skills shown throughout business career and government service

•  Experience in corporate governance best practices of other major corporations

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CORPORATE GOVERNANCE PRACTICES AND POLICIES

Corporate Social Responsibility

At Monro, our core values serve as the foundation of our decision-making, with health, safety, environmental and social responsibility considerations playing an important role in our strategic planning. We are committed to responsible business practices and continuous improvement of our operations and our relationships with our employees, investors, customers and the communities we serve to build long-term sustainable value.

Our Values

The Company’s environmental, social and governance (“ESG”) program is an important lens through which we identify risks and opportunities that could materially impact our business over the long-term. As part of our commitment to transparency and accountability, formalizing our ESG strategy and objectives is a top priority for senior management and the Board. We look forward to disclosing more detail regarding our program in our inaugural Sustainability Report, which we expect to publish in 2021.

The report will leverage the Sustainability Accounting Standards Board’s (SASB) guidelines relevant for our industry and will include the goals that we have established to track our performance and progress against moving forward. We will continue to enhance our disclosures in order to better inform all stakeholders on Monro’s ESG-related risks, opportunities, management strategies and performance throughout fiscal 2021 and beyond.

Governance

We are committed to applying sound corporate governance principles, with oversight resting with the Board of Directors. We believe these governance practices are in the best interests of our shareholders and strengthen accountability within our organization. At the executive leadership level, these efforts are led by a diverse team of individuals, half of whom are women.

It is a priority of the Company and the Board to maintain an active dialogue with our shareholders. Each year, the Company interacts with a broad base of shareholders through various engagement activities, including at various industry conferences, non-deal roadshows, and one-on-one meetings and calls. The Company conducts regular engagement with the Company’s shareholders to discuss fundamental matters, including business performance, strategy, and financial results. We believe these interactions provide us with useful feedback and allow us to better understand our shareholders’ perspectives and priorities. Management reports to the Board on shareholder engagement on at least a quarterly basis, and such reports are discussed amongst the Board or applicable committee on a periodic basis. In Fiscal 2020, the Company participated in 147 separate occasions to engage with our shareholders and covering analysts.

Environment

We are committed to appropriately monitoring and managing our environmental impact across our business operations. Consistent with our desire to preserve our environment, we recycle automotive waste, including oil, tires, batteries,

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antifreeze and used parts, wherever possible and, where necessary, dispose of it responsibly. In Fiscal 2020, we recycled 3.2 million gallons of oil, 3.9 million tires, 87,000 vehicle batteries and 120 tons of cardboard. New LED-lighting installed at the Company’s Store Support Center in Rochester, NY resulted in a 13% decrease in kilowatt hours used in Fiscal 2020.

Employee Safety and Development

We value our hard-working employees and are committed to both protecting their health and safety and providing meaningful opportunities to develop. Through the Company’s Monro University online learning management system, in Fiscal 2020, employees logged over 51,000 hours of professional development and technical training, including mandatory onboarding and safety training courses aimed at reducing and eliminating workplace accident and injuries. With this training focus, in Fiscal 2020, the Company saw a 16% decrease in workplace injuries from the prior year.

Community

Our vision, to be trusted by consumers as the best place in their neighborhoods for quality service and tires, drives our commitment to building strong relationships in the communities we serve through donations of both time and money. Our charitable efforts include a long-time philanthropic commitment to the United Way. In Fiscal 2020, this included contributions by Teammates and the Company of $230,000. In addition, Store Support Center and store-level Teammates in Rochester, NY led efforts to raise money and food donations resulting in a local foodbank receiving over 58,000 meals for distribution.

Code of Ethics

We have a Code of Ethics that applies to all of our directors and executive officers, including our principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics is publicly available on our website at https://corporate.monro.com/investors/corporate-governance. We intend to post any amendments to or waivers from the Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer on our website.

Board Meetings

The Board of Directors held 5 meetings during the year ended March 28, 2020 (“Fiscal 2020”). During the fiscal year, each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees on which he or she served. All attended last year’s annual meeting of shareholders and we expect all directors and nominees to attend the Annual Meeting, as is our stated policy in our Corporate Governance Guidelines.

At least annually, the Board of Directors meets to review management succession planning, as well as our overall executive resources. In addition, our independent directors meet regularly in executive sessions, over which our Chairman, Robert E. Mellor, presides.

Board Independence

The Board of Directors determines whether each of our directors is considered independent. For a director to be considered independent, the director must meet the bright-line independence standards under the Nasdaq listing standards. The Board of Directors must also affirmatively determine that the director has no relationship with the Company that would interfere with the director’s exercise of independent judgment in carrying out the director’s responsibilities. In addition to the Nasdaq listing standards, the Board of Directors will consider all relevant facts and circumstances in determining whether a director is independent. The Board of Directors also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with the Company. There are no family relationships among any of our directors and executive officers. The Board has determined that the following nominees and directors satisfy the independence requirements of Nasdaq: John L. Auerbach, Frederick M. Danziger, Donald Glickman, Lindsay N. Hyde, Stephen C. McCluski, Robert E. Mellor, and Peter J. Solomon.

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Committees of the Board of Directors

Each of the following Board committees, except for the Executive Committee, functions under a written charter adopted by the Board, copies of which are available on the Investor Information — Corporate Governance page of our website, currently https://corporate.monro.com/investors/corporate-governance, and to any shareholder who requests them. As a matter of routine corporate governance, each committee, except the Executive Committee, reviews its charter and practices on an annual basis. In Fiscal 2020, each committee determined that its charter and practices were consistent with listing standards of Nasdaq.

The current members, responsibilities and the number of meetings held in Fiscal 2020 of each of these committees are shown below:

Audit Committee Committee Members Stephen C. McCluski* (Chair) Frederick M. Danziger Lindsay N. Hyde Robert E. Mellor Number of meetings in 2020: 6 * Audit Committee Financial Expert

Key Responsibilities

•  Monitoring, and assisting the Board in its oversight of, the integrity of our financial accounting and reporting processes;

•  Selecting, retaining, determining the compensation for, and monitoring the independence, qualification and performance of our independent registered public accounting firm;

•  Determining the nature of all audit and non-audit services to be performed;

•  Reviewing the performance of our internal auditors;

•  Monitoring our systems of internal controls regarding finance, accounting, legal and regulatory compliance and compliance with our Code of Ethics; and

•  Providing an avenue of communication among the independent registered public accounting firm, management, internal auditors and the Board.

Independence and Financial Literacy

•  The Board has determined that each member of the Audit Committee is independent as defined by the Nasdaq listing standards and SEC rules applicable to Audit Committee members.

•  All members of the Audit Committee satisfy the Nasdaq’s financial literacy requirement.

•  The Board has determined that Mr. McCluski is an audit committee financial expert (as defined by SEC rules) and qualifies as financially sophisticated under the Nasdaq rules as a result of his knowledge, abilities, education and experience.

Compensation Committee Committee Members Frederick M. Danziger (Chair) John L. Auerbach Stephen C. McCluski Robert E. Mellor Number of meetings in 2020: 1

Key Responsibilities

•  Reviewing and approving, together with the other independent members of the Board, the annual compensation for our CEO and non-CEO executive officers.

•  Reviewing and approving the overall compensation strategy and program structure for employees.

•  Reviewing and making recommendations to the Board with respect to the total compensation of the non-employee directors, our incentive compensation plans and equity-based plans.

•  Overseeing risk management of our compensation programs.

Independence and Authority

•  The Board has determined that each member of the Compensation Committee is independent as defined by the Nasdaq listing standards and the SEC rules.

•  The Compensation Committee has the power and authority to form, and delegate authority to, subcommittees.

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Nominating and Corporate Governance Committee Committee Members Robert E. Mellor (Chair) Frederick M. Danziger Stephen C. McCluski Number of meetings in 2020:1

Key Responsibilities

•  Identifying and recommending to the Board candidates for election and to serve on the Board.

•  Providing oversight with respect to corporate governance matters.

•  Overseeing risk management with respect to corporate governance matters and making recommendations to the Board.

Independence

•  The Board has determined that each member of the Nominating and Corporate Governance Committee is independent as defined by the Nasdaq listing standards and SEC rules.

Finance Committee Committee Members Donald Glickman (Chair) Stephen C. McCluski Peter J. Solomon Number of meetings in 2020: 2

Key Responsibilities

•  Reviewing and making recommendations to the Board regarding our short- and long-term financing plans and the financing of transactions that may have a material impact on our financial profile;

•  Reviewing management’s process for assessing the financial returns from acquisitions;

•  Considering and making recommendations to the Board on our dividend policy and practices and the issuance and repurchase of shares, if any;

•  Reviewing our use of financial instruments, hedging arrangements and strategies to manage and mitigate exposure to financial and market risks; and

•  Reviewing the financial performance and funding requirements of the defined benefit pension plan.

Executive Committee Committee Members Brett T Ponton (Chair) Donald Glickman Robert E. Mellor Peter J. Solomon Number of meetings in 2020: 5

Key Responsibilities

•  Acting in place of the Board on limited matters that require action between Board meetings. However, without the approval of the full Board of Directors or the shareholders, the Executive Committee may not:

•  approve any action requiring shareholder approval;

•  fill vacancies on the Board of Directors;

•  fix compensation of directors or executive officers;

•  engage our independent registered public accounting firm; or

•  repeal, amend or adopt new bylaws.

Lead Independent Director

The Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be a non-employee director or an employee. The Board of Directors believes that it should be free to make a choice regarding its leadership structure from time to time in any manner that is in the best interests of the Company and its shareholders. Under the Company’s bylaws, the Board of Directors may elect a Chairperson of the Board to preside at all meetings of the shareholders and directors and to perform other duties as the Board may elect. Pursuant to our Corporate Governance Guidelines, if the Chairperson is not an independent director, the independent members of the Board of Directors will designate a lead independent director, responsible for conducting executive sessions of the independent directors. Robert E. Mellor, an independent director, currently serves as Chairman of the Board. As such, we do not have a lead independent director at this time.

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Board of Directors’ Role in Risk Oversight

One of the most important functions of the Board is oversight of risks inherent in the operation of the Company’s business. Senior management is responsible for the day-to-day management of risks facing the Company. The Board implements its risk oversight function both as a whole and through delegation to Board committees. The Board is responsible for ensuring an appropriate culture of risk management exists within the Company, overseeing the Company’s aggregate risk profile and monitoring how the Company addresses specific risks. The Board receives regular reports from officers on particular risks to the Company, reviews the Company’s strategic plan, and regularly communicates with its committees. Each committee meets with key management personnel and representatives of outside advisors to oversee and manage these risks. For example, the Manager of Internal Audit and the General Counsel meet with the Audit Committee to discuss financial, legal and regulatory risks. Management has designed reporting processes to provide visibility to the Board of Directors about identifying, assessing and managing critical risks to the Company and management’s risk mitigation strategies.

During Fiscal 2020, Company management, along with the Compensation Committee, considered whether any of the Company’s compensation policies and practices has the potential to create risks that are reasonably likely to have a material adverse effect on the Company. Management considered the risk profile of the Company’s business and the design and structure of its compensation policies and practices. The results of Management’s review were reported to the Compensation Committee. For Fiscal 2020, management concluded, and the Compensation Committee agreed, that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Board or Committee	Primary Areas of Risk Oversight

Full Board of Directors

•  Strategic, financial and execution risks and exposures associated with the annual operating plan

•  Major litigation and regulatory exposures and other current matters that may present material risks to the Company’s operations, plans, prospects or reputation

•  Acquisitions and divestitures (including through post-closing reviews)

•  Senior management succession planning

•  Employee pension and retirement savings plans, including relative investment performance and funded status

•  Cybersecurity risks, including reviewing measures based on presentations from the head of the Company’s Information Technology Department, which occur at least annually, and reports from the Audit Committee

Audit

•  Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting and assets, financial policies, credit and liquidity matters and related-party transactions

•  Cybersecurity matters, including reviewing measures implemented by the Company to protect data and reviewing the Company’s plans to respond to any cyber breaches, and receiving regular reports from the head of the Company’s Information Technology Department

•  Legal, regulatory and compliance risks

Compensation	• Risks and exposures associated with performance management of officers and executive compensation programs and arrangements, including incentive plans

Finance

•  Risks and exposures associated with financial position and financing activities, including cost of capital

•  Use of financial instruments and other hedging arrangements and strategies to manage exposure to financial and market risks

•  Financial status of the Company’s defined benefit pension plan

Nominating and Corporate Governance	• Risks and exposures relating to director succession planning and director independence • Compliance with corporate governance structure and processes, including succession planning

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Certain Relationships and Related Party Transactions

Review and Approval of Related Person Transactions

We review all relationships and transactions in which we and any of our directors, executive officers or their immediate family members are participants to determine whether those persons have a direct or indirect material interest in the relevant transaction. Our finance and legal staff are primarily responsible for developing and implementing processes and controls to gather information about potential related party transactions from our directors and executive officers. Then, based on the facts and circumstances, that group determines whether the Company or a related person has a direct or indirect material interest in the transaction. If our finance and legal staff determine that the Company or a related person has a direct or indirect material interest in a transaction, then the Audit Committee, or other board committee comprised solely of independent directors, must approve or ratify the transaction. There were no reportable related person transactions during Fiscal 2020.

Nominating Process

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates for membership on the Board of Directors pursuant to the Company’s Corporate Governance Guidelines, as approved by the Board of Directors. The Nominating and Corporate Governance Committee does not have a diversity policy; however, the committee’s goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board of Directors’ overall effectiveness in meeting its mission. In assessing potential new directors, the committee considers individuals from various disciplines and diverse backgrounds, taking into account gender, age and ethnicity. The Nominating and Corporate Governance Committee, at the direction of the Board of Directors, has taken meaningful steps to seek to identify one or more potential female nominees for director who satisfy the Company’s director qualification standards, including the appropriate experience and demonstrated commitment to the Company. The selection of qualified directors is complex and crucial to our long-term success. Candidates for nomination to the Board of Directors are considered based upon various criteria, such as their broad-based business skills and experiences, a global business perspective, concern for the long-term interests of our shareholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Monro and the automotive service industry.

The Nominating and Corporate Governance Committee will consider recommendations from shareholders of potential candidates for the Board of Directors and will evaluate candidates recommended by shareholders in the same manner as it evaluates candidates recommended by Board members, senior officers or search firms. A shareholder wishing to recommend a potential candidate must submit the recommendation in writing, addressed to the Secretary, Monro, Inc., 200 Holleder Parkway, Rochester, NY 14615, Attention: Nominating and Corporate Governance Committee, so that the Secretary receives the recommendation not less than 120 days and not more than 180 days prior to the next annual meeting of shareholders. Each recommendation must include the information required by the Certificate of Incorporation for shareholders submitting a nomination. You may obtain additional information and a copy of the Certificate of Incorporation by submitting a written request to the Secretary of the Company at the address above.

Communications with Directors

Shareholders wishing to communicate with our non-management directors may send a letter to: Secretary, Monro, Inc., 200 Holleder Parkway, Rochester, NY 14615, Attention: Non-Management Directors. All correspondence sent to that address will be delivered to the appropriate directors on a quarterly basis, unless the Secretary otherwise determines that it should be delivered more promptly. The Secretary will promptly direct any concerns relating to accounting, internal controls, auditing or officer conduct to the Chair of the Audit Committee. All correspondence to non-management directors will be acknowledged by the Secretary and may also be forwarded within Monro to a subject matter expert for investigation. Alternatively, communication with non-management directors may occur as outlined in the section entitled “Administration — Reporting Violations” in our Code of Ethics, which is publicly available on our website at https://corporate.monro.com/investors/corporate-governance/.

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Director Compensation

The Company does not pay any director who is also an employee of Monro or its subsidiaries for his or her service as director.

In Fiscal 2020, non-employee directors received the following compensation:

•

$40,000 annual retainer; a $30,000 annual retainer for the chairman of the Board of Directors, as well as audit committee and the finance committee chairmen; a $15,000 retainer for the compensation committee chairman and a $10,000 annual retainer for the nominating and corporate governance committee chairman;

•

a grant of 1,661 shares of restricted stock on the date of the 2019 annual meeting of shareholders, determined by dividing $130,000 by $78.25, the closing price of a share of our common stock on the date of the 2019 annual meeting of shareholders;

•	$3,000 for each meeting of the Board of Directors and $1,000 for each committee meeting attended; and

•	reasonable travel expenses to attend meetings.

Director Stock Ownership Guidelines

The Board of Directors adopted the Monro, Inc. Stock Ownership Guidelines to, among other things, further engage certain senior executives and the members of the Board in the long-term success of the Company. The Company’s stock guidelines for its non-employee directors are as follows:

Stock Ownership Guideline	Common stock or equivalents with an aggregate value equal to at least three times the annual cash retainer payable to the director

Target Date	Within a four-year period of joining the Board of Directors

As of March 28, 2020, all of the Company’s non-employee directors are in full compliance with the stock ownership guidelines.

The following table summarizes the compensation that the Company’s directors earned for services as members of the Board of Directors and any committee of the Board of Directors during Fiscal 2020:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)

John L. Auerbach	54,000	129,973	183,973

Frederick M. Danziger	76,000	129,973	205,973

Donald Glickman	88,000	129,973	217,973

Lindsay N. Hyde	58,000	129,973	187,973

Stephen C. McCluski	91,000	129,973	220,973

Robert E. Mellor	106,000	129,973	235,973

Peter J. Solomon	58,000	129,973	187,973

(1)

Beginning in fiscal 2018, the Company began awarding non-management directors with restricted stock awards in lieu of stock options. Each non-management director was awarded 1,661 shares of the Company’s restricted stock on August 13, 2019. This column represents the aggregate award date value of the restricted stock awarded during Fiscal 2020 under FASB ASC 718. The value of the restricted stock is derived by multiplying number of shares awarded by the closing price per share on the award date of $78.25. For additional information on the valuation assumptions with respect to the Fiscal 2020 awards as well as the stock options granted prior to fiscal 2019, refer to Note 1 of the Company’s financial statements in the Form 10-K for the year ended March 28, 2020, as filed with the SEC.

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The restricted stock awarded to directors vests over a three-year period. Stock options granted prior to Fiscal 2020 were fully vested at the time of the grant. The following table shows the number of equity awards outstanding for each non-management director as of March 28, 2020.

Name	Restricted Stock Outstanding (Shares)	Stock Options Outstanding (Shares)

John L. Auerbach	3,844	—

Frederick M. Danziger	3,844	—

Donald Glickman	3,844	20,000

Lindsay N. Hyde	3,844	—

Stephen C. McCluski	3,844	20,000

Robert E. Mellor	3,844	—

Peter J. Solomon	3,844	—

TOTAL	26,908	40,000

Anti-Hedging and Pledging Policy

We prohibit our directors from engaging in transactions in our securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, our insider trading policy prohibits directors from pledging our securities as collateral for a loan or holding our securities in a margin account unless the margin feature is not utilized or our securities are otherwise excluded from being pledged.

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OUR EXECUTIVE OFFICERS

The table and biographies below identify our current executive officers, the term they have served with us and their business experience:

Name	Age	Office and Position

Brett T. Ponton	50	President and Chief Executive Officer

Brian J. D’Ambrosia	45	Executive Vice President — Finance, Chief Financial Officer, Treasurer and Assistant Secretary

Donna G. Maxwell	52	Senior Vice President — Chief Human Resource Officer

Maureen E. Mulholland	49	Senior Vice President — General Counsel and Secretary

Robert J. Rajkowski	55	Senior Vice President — Chief Operating Officer

Brett T. Ponton was appointed to serve as President in August 2017 and Chief Executive Officer in October 2017. Prior to joining the Company, Mr. Ponton served as president and chief executive officer of American Driveline Systems, Inc. (the parent company of AAMCO Transmissions Inc., Cottman Transmission Systems, LLC and Global Powertrain Systems, Inc.) from September 2013 until July 2017. He also served as president and chief executive officer of Heartland Automotive Services, Inc., the largest operator of Jiffy Lube stores in North America, from 2009 until September 2013. Mr. Ponton also previously served in a variety of roles during an 18-year tenure at The Goodyear Tire & Rubber Company, beginning in 1991.

Brian J. D’Ambrosia was promoted to Executive Vice President — Finance, Chief Financial Officer and Treasurer in April 2018. Before that, since January 2017, Mr. D’Ambrosia served as Senior Vice President — Finance, Chief Financial Officer and Treasurer, and was appointed Assistant Secretary in May 2017. Mr. D’Ambrosia was Vice President — Finance from May 2016 to December 2016. From January 2013 to May 2016, Mr. D’Ambrosia was Vice President — Controller and was named Chief Accounting Officer in December 2015. From August 2010 to January 2013, Mr. D’Ambrosia, a certified public accountant, was Regional Controller — Americas Process Solutions Group at Robbins & Myers, Inc., a publicly held manufacturer of engineered equipment and systems in the global energy and industrial markets. From August 2005 to July 2010, Mr. D’Ambrosia held various accounting and finance positions with Birds Eye Foods, Inc., including Controller-Accounting, Reporting and Planning and Controller-Operations Accounting. From September 2003 to August 2005, Mr. D’Ambrosia was Chief Financial Officer at Rochester Sports Group, a company in the sports entertainment industry. Mr. D’Ambrosia was previously an Audit Manager with Deloitte & Touche, LLP, in Rochester, New York, and was affiliated with that firm from 1997 to 2003.

Donna G. Maxwell joined the Company in August 2019 as Senior Vice President — Chief Human Resources Officer. Before joining the Company, Ms. Maxwell spent four years as the VP, Human Resources with O-AT-KA Milk Products Cooperative in Batavia, NY. Prior to O-AT-KA Milk, she served from 2012-2014 as Vice President, Human Resources of Calero Software (formerly Veramark Technologies, Inc.). She worked at Element-K Learning for 14 years, first as Director, HR Systems and then, from 2002 to 2012, as Vice President, Human Resources. She gained experience in retail working as Manager, Compensation and Benefits for Petco Animal Supplies, Inc. from 1997 to 1999. Ms. Maxwell has been certified as a Senior Professional Human Resources (SPHR) since 1999.

Maureen E. Mulholland has been Senior Vice President — General Counsel and Secretary since August 2017. Ms. Mulholland joined the Company as General Counsel in October 2003 and was appointed Vice President in May 2012. Prior to joining the Company, Ms. Mulholland worked as an associate attorney at the Rochester, NY-based law firms of Underberg & Kessler LLP and Harris Beach, PLLC. She graduated from the University of Notre Dame Law School.

Robert J. Rajkowski joined the Company in September 2019 as Senior Vice President — Chief Operating Officer. Mr. Rajkowski brings nearly 15 years of experience in the automotive industry across a number of operations and marketing roles in corporate, franchisee and franchisor business models. Prior to joining the Company, Mr. Rajkowski served as the Chief Operating Officer of AAMCO Transmission and Total Car Care since February 2014. He also previously served as Chief Marketing Officer at Heartland Automotive Services (Jiffy Lube) from July 2010 to January 2014 and as a General Manager — Retail Stores at The Goodyear Tire & Rubber Company.

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PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking our shareholders to vote on an advisory resolution to approve the compensation paid to our executive officers for Fiscal 2020. Our Fiscal 2020 compensation program reflects our pay-for-performance philosophy. We continue to tie a significant portion of our CEO and Named Executive Officer compensation to both short and long-term Company performance objectives and executive compensation outcomes reflect this philosophy. We also believe that our compensation programs are designed to align the interests of our executive officers with those of our shareholders.

We urge shareholders to read the “Compensation Discussion and Analysis,” below, which details how our executive compensation programs and policies are designed to achieve our compensation objectives, as well as the 2020 Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our Named Executive Officers.

Result of 2019 Advisory Vote on Executive Compensation

At the 2019 Annual Meeting, the “Say on Pay” proposal received support from approximately 99% of the votes cast at the meeting in favor of the compensation of our named executive officers. In accordance with the results of this vote, the Compensation Committee determined to implement a compensation program to continue to drive performance relative to our short-term operational objectives and long-term strategic goals; align our executives’ interests with those of our shareholders by placing a substantial portion of total compensation at risk; and attract and retain highly-qualified executives.

In fiscal 2019 we introduced performance awards in the long-term incentive mix as a result of feedback we received from our shareholders. Fiscal 2019 performance awards comprised 20% of the long-term incentive mix. To enhance the weighting towards performance and ensure alignment between pay and performance, for Fiscal 2020, we increased the weighting of performance awards to 40% for a total of 70% of the long-term incentive mix that is performance-based. Fiscal 2020 long-term incentives include 40% performance awards, 30% stock options, and 30% restricted stock units. The new mix is reflective of both peer group and market standards and ensures a balanced portfolio. We believe the new mix demonstrates our commitment to pay and performance and further aligns our executives with shareholders.

The Compensation Committee values the opinions of shareholders and will continue to consider the outcome of the Say on Pay vote and Company objectives when making future compensation decisions.

2020 Advisory Vote on Executive Compensation

The Compensation Committee, along with the Board, believe that the policies, procedures and amounts of compensation discussed here, and described further in this Proxy Statement, are effective in achieving the desired goals of aligning our executive compensation structure with the interests of our shareholders. To indicate approval of our executive compensation, a majority of the votes cast must vote in favor of the proposal.

This Say on Pay vote is advisory and therefore is not binding on the Company, the Compensation Committee or our Board. However, our Board values the opinions of our shareholders and, to the extent there is any significant vote against the executive compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether actions are necessary to address these concerns.

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on a non-binding basis.”

We currently hold this vote on an annual basis. The next vote is expected to be held at the 2021 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis (the “CD&A”) describes our executive compensation programs and explains how the Compensation Committee of the Board of Directors (the “Committee”) made its compensation decisions for our named executive officers for the fiscal year ended March 28, 2020 (“Fiscal 2020”).

The Company has experienced several executive officer transitions during Fiscal 2020, including the following:

•	Robert J. Rajkowski was appointed Senior Vice President and Chief Operating Officer on September 30, 2019.

•	Gerald G. Alessia, former Senior Vice President – Tire Merchandising, resigned from the Company effective November 14, 2019.

•	Deborah R. Brundage, former Senior Vice President – Chief Marketing Officer left the Company effective April 11, 2020.

The list of executive officers deemed to be serving as our named executive officers (our “Named Executive Officers”) for Fiscal 2020 are:

•	President and Chief Executive Officer (our “CEO”), Brett T. Ponton;

•	Executive Vice President and Chief Financial Officer, Brian J. D’Ambrosia;

•	Former Senior Vice President – Chief Marketing Officer, Deborah R. Brundage;

•	Senior Vice President – General Counsel and Secretary, Maureen E. Mulholland; and

•	Senior Vice President – Chief Operating Officer, Robert J. Rajkowski

The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of our Named Executive Officers in Fiscal 2020 and the report of the Committee, which immediately follow below.

Executive Summary

Compensation Philosophy and Objectives

Our executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors as determined in accordance with various Nasdaq and Internal Revenue Code rules. The Committee operates under a written charter adopted by the Committee and ratified by the Board of Directors. A copy of the charter is publicly available on our website at https://corporate.monro.com/investors/corporate-governance.

Our compensation program is intended to meet three principal objectives: (1) attract, reward and retain officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals and enhance shareholder value; and (3) support our core values and culture by promoting internal equity and external competitiveness. To meet these objectives, the Committee has adopted the following overriding policies:

•	Pay compensation that is competitive with the practices of other leading automotive and retail companies; and

•	Pay-for-performance by:

-	setting challenging yet realistic annual performance goals in our short-term incentive plan that rewards executives for the achievement of these goals; and

-	providing a mix of long-term incentives weighted toward performance to ensure alignment with shareholders and focus on increasing shareholder value, while retaining key talent.

The above policies guide the Committee in determining the proper allocation between short-term and long-term compensation. Other considerations include our financial performance, business objectives, our fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends, and regulatory requirements.

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The compensation program rewards our Named Executive Officers for attaining established goals that require the dedication of their time, efforts, skills and business experience for the success of the Company. The program is designed to reward both annual and long-term performance. Short-term performance is rewarded through base salary and annual bonus. Beginning in fiscal 2019, long-term performance is now rewarded through a mix of vehicles: performance-vesting restricted stock units (“PSUs”); time-vesting restricted stock units (“RSUs”) and stock options. The value of each vehicle is based on a number of factors predicated on the Company’s financial performance. In addition, our Named Executive Officers receive other benefits, certain of which are available to all other salaried employees of the Company.

Elements of Compensation for Fiscal 2020

The objectives and key characteristics of direct elements of our Fiscal 2020 executive compensation are summarized below:

Compensation Element	Performance Period	Objectives
Base Salary (Cash)	One year

•  Fixed annual cash provided for performing day-to-day job responsibilities

•  Generally determined based on an individual’s time in the position, experience, performance, future potential and market data

•  Reviewed annually for potential adjustment based on factors such as changes in the executive’s responsibilities, individual performance and market data

Annual Incentive Bonus (Cash)	One year

•  Variable cash compensation tied to the achievement of annual corporate financial and operational goals established by the Committee each fiscal year

•  Aligns compensation earned by executives with our performance

Long-Term Incentive Compensation (Equity Awards)	3-4 years

•  Mix of equity awards intended to provide a balanced portfolio with the intention of motivating, rewarding, and retaining executives

•  New for Fiscal 2020, a greater weighting on performance-based compensation, with 70% of equity awards performance-based with the following mix: 30% stock options, 30% RSUs and 40% PSUs

•  Stock options align rewards with shareholder returns, with value realized only if the stock price appreciates over the grant price

•  RSUs and PSUs also provide a link with shareholders, while encouraging retention

•  Stock options and RSUs vest over four years encouraging retention and executive stock ownership

•  PSUs provide value for executives based on Company performance over a three-year period

○  For awards granted during Fiscal 2020, performance is measured by return on invested capital (“ROIC”), which aligns pay with the efficient use of capital

○  PSUs are forfeited if multi-year objectives are not met

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What We Do	What We Don’t Do

✓ Pay for performance – majority of compensation “at risk”	X Permit short sales by directors, officers or employees

✓ Reasonable post-employment and change in control provisions	X Allow hedging or pledging of company stock

✓ Stock ownership guidelines	X Offer change in control tax gross-ups

✓ Utilize independent compensation advisor	X Permit repricing of underwater options without shareholder approval

✓ Clawback policy	X Offer unreasonable perquisites

✓ Annual shareholder “say on pay” vote	X No single trigger cash severance based solely upon a change-in-control of the Company

✓ Executive benchmarking

✓ Modest perquisites

Role of the Compensation Consultant

As outlined in its charter, the Committee has the authority to retain consultants and advisers, at the Company’s expense, to assist in the discharge of the Committee’s duties. The Committee has retained the services of Exequity, LLP (“Exequity”) as its independent compensation consultant. Exequity has not provided any other services to the Company prior to or subsequent to being retained as the compensation consultant to the Committee. The Committee was solely responsible for the decision to retain Exequity as its consultant. Exequity advises the Committee on matters of Named Executive Officer compensation, assists with analysis and research, and provides updates on evolving best practices in compensation. While Exequity may express an opinion on compensation matters, the Committee is solely responsible for setting the type and amount of compensation for our Named Executive Officers. Exequity reports directly to the Committee and has direct access to the Committee through the Committee’s Chairman. The Committee requires that any compensation consultant it retains cannot be utilized by management for other purposes. Although management may work closely with the consultant, the consultant is ultimately accountable to the Committee on matters related to executive compensation.

The Committee recognizes that it is essential to receive objective advice from its compensation consultant. The Committee examines the procedures and safeguards that Exequity takes to ensure that the compensation consulting services are objective. The Committee has assessed the independence of Exequity pursuant to Nasdaq rules and its charter and concluded that Exequity’s work for the Committee does not raise any conflict of interest. In making this assessment, the factors taken into consideration included:

•	that the compensation consultant reports directly to the Committee, and the Committee has the sole power to terminate or replace its compensation consultant at any time;

•	the compensation consultant does not provide any other services to the Company;

•	the compensation consultant’s policies and procedures designed to prevent conflicts of interest;

•	whether the compensation consultant’s advisor to the Company owns stock in the Company; and

•	any business or personal relationships between the compensation consultant’s advisor to the Company, on one hand, and any member of the Committee or any executive officer, on the other hand.

Shareholder Engagement

We believe that it is important for us to communicate with shareholders regularly regarding areas of interest or concern. Engagement with shareholders allows us to solicit input and respond to questions about Company matters, including our executive compensation program. At the 2019 Annual Meeting, approximately 99% of the votes cast were in favor of the advisory vote to approve executive compensation, which increased from 80% of the votes cast in favor at the 2018 Annual Meeting. The Committee considered these results as well as feedback received from shareholders during engagement sessions when making the decisions described in this CD&A. With respect to our engagement sessions

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with shareholders, we received overwhelmingly positive feedback on the changes first made to the executive compensation program for fiscal 2019. Our outreach meetings gave us the chance to highlight the Company’s commitment to compensation best practices, including hiring an independent compensation consultant, Exequity, LLP, and further refining and enhancing the Company’s executive compensation annual and long-term incentive plans for Fiscal 2020. These redesign changes reinforced our strong commitment to pay for performance, better aligned our plans with market practice and provided a clearer line-of-sight within our executive incentive programs.

We were encouraged in Fiscal 2020 to consider an increase in the percentages of recently-introduced PSUs relative to stock options, as follows:

•	Increased the weighting of PSUs from 20% to 40%; and

•	Decreased the weighting on stock options from 50% to 30%.

The further evolution of long-term performance-based awards reflects the Committee’s commitment to pay for performance and alignment with shareholders. In Fiscal 2020, PSUs continued to be measured on ROIC, as we believe that this is the right measure to ensure the efficient use of capital and reflects a balance with the short-term incentive metrics. Awards will continue to be denominated in shares ensuring alignment with shareholders.

We considered all the feedback received in developing our compensation program and will continue to evaluate for potential changes in the future. We believe our current long-term program ensures alignment with shareholders and a focus on pay for performance. All shareholder feedback that we received was reported to the Committee and the Board for consideration.

Oversight of the Executive Compensation Program

The Committee administers our executive compensation program on behalf of the Board and our shareholders.

In determining the appropriate compensation packages for our executives, the Committee reviews, on an annual basis, each executive’s past and present compensation, including equity and non-equity based compensation. In addition, our CEO annually reviews the performance of each of the executives (other than himself, whose performance is reviewed annually by the Committee). The conclusions reached and recommendations made based on these reviews for base salary levels and annual bonus amounts are presented to the Committee in May each year. The Committee relies to a large extent on our CEO’s evaluations of each executive’s performance. However, it is the Committee which makes all final compensation decisions regarding our executives.

The Company presently does not have a pre-established policy for the allocation between annual executive compensation and long-term incentive-based executive compensation. Instead, the Committee uses a flexible approach so that it may reward recent performance and create incentives for long-term enhancements in shareholder value. However, the Committee does seek to have a substantial portion of each executive’s compensation be incentive-based, with the most senior executives having the highest portion dedicated to incentive-based compensation.

Benchmarking

In addition to many other factors that affect compensation determinations, the Committee considers the compensation practices of a peer group, where available, in formulating its compensation program. In fiscal 2019, the Committee engaged Exequity to reevaluate its peer group to be used for executive compensation purposes. The Committee approved a peer group of 22 companies, including 11 new companies with revenues between $500M and $1.5B to ensure a more robust group, with a focus on size and industry. The peer group is as follows:

Aarons, Inc.	Five Below, Inc.	Murphy USA Inc.
Advance Auto Parts, Inc.	Floor & Décor Holdings, Inc.	O’Reilly Automotive, Inc.
Asbury Automotive Group, Inc.	Group 1 Automotive, Inc.	Shoe Carnival, Inc.
At Home Group Inc.	Haverty Furniture Companies, Inc.	Sleep Number Corporation
AutoZone, Inc.	Hibbett Sports, Inc.	Valvoline Inc.
Carvana Co.	La-Z-Boy Incorporated	Vitamin Shoppe, Inc.
The Children’s Place, Inc.	Lithia Motors, Inc.	Zumiez Inc.
Citi Trends, Inc.

The newly approved peer group was then used to conduct an executive compensation benchmarking for the named executive officers. The peer group served as the primary reference, with survey data utilized as a secondary reference.

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Results of the benchmarking indicated that, on an aggregate basis, all components of pay (base salary, target bonus, and long-term incentives) lagged the 25th percentile of both the peer group and survey data. The benchmarking analysis was used to inform compensation recommendations for Fiscal 2020.

Base Salary

We provide our Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year. The amount of base salary is meant to reflect the primary responsibilities of his/her position and is set at a level that the Committee believes will enable us to attract and retain talent. The Committee considers a number of criteria in establishing and adjusting the base salary of a particular executive officer, including, among other things, recent hiring experience, individual performance, internal pay alignment and equity, responsibilities of the position, longer term potential, individual experience and methods to achieve results, as well as market data.

Annual salary planning begins with a percentage guideline for increases, based upon our annual budget, which is adjusted upward or downward for individual performance based on recommendations from our CEO. The guidelines are set after considering competitive market factors as previously described, affordability and current salary levels, as appropriate. The performance of each executive officer is evaluated annually following the close of the fiscal year so that each executive’s performance can be assessed within the context of our performance against its financial and strategic goals for the year. Individual performance is evaluated based on the specific responsibilities and accountabilities of the executive, the value of the services provided, the executive’s management skills and experience, and the individual’s contribution to our performance and profitability.

Salaries for executive officers are reviewed annually or when there is a change in position or responsibilities, such as a promotion. The Committee typically approves the base salary increases in May. In May 2019, the Committee adjusted base salaries for the Named Executive Officers (excluding Mr. Rajkowski, who started in September 2019) that ranged from 6.4% to 10.0%, with the greatest increase provided to Mr. D’Ambrosia to ensure greater consistency with the market. The base salary adjustments were effective May 1, 2019. The salaries the Company paid to the Named Executive Officers during Fiscal 2020 are shown in the 2020 Summary Compensation Table, below.

The May 2019 base salary increases for all executives were established after considering job performance, internal pay alignment and equity, increased responsibilities and marketplace competitiveness.

Annual Incentive Bonus

The Committee has the authority to award annual incentive bonuses to our executive officers. Each May, the Committee establishes targets for annual incentives in the form of performance-based cash bonuses to compensate executive officers, as well as other management employees. Our Named Executive Officers receive their annual incentive bonus pursuant to the Company’s executive bonus plan.

For Fiscal 2020, the annual incentive bonus plan continued to focus more on profitable earnings and organic growth, with an individual component to emphasize key initiatives and individual performance. In addition, the Committee believes the changes to the annual incentive bonus plan which were implemented starting with fiscal 2019, provide better alignment of executives with our shareholders, with any amount earned dependent on our performance objectives designed to enhance shareholder value.

The bonus plan incorporates three measures meant to focus executives on our objectives to increase revenue, profit and same store sales. Fiscal 2020 performance measures and weighting are:

1.	40% based on comparable store sales;

2.	40% based on pre-tax income; and

3.	20% based on key individual initiatives (“KIIs”).

The target for comparable store sales and pre-tax income are based on the budget set by the Board for Fiscal 2020. The Committee believes that the use of KIIs allows for greater flexibility in assessing individual performance and contributions that further our stated objectives.

Annual bonus award opportunities for executives during Fiscal 2020 ranged from 0% to 150% of target based on performance, except for those with employment agreements previously agreed to by the Committee. No bonus would be earned for performance below threshold, 50% payout for threshold performance (except for those with employment agreements), 100% payout for target performance and 150% payout for maximum performance (except for those with employment agreements); actual awards were interpolated based on performance/payout scale. For Fiscal 2020, the Compensation Committee modified the percentages at threshold and maximum performance to be more in-line with

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market practice. In setting targets for Fiscal 2020, the Committee considered several factors, including past performance versus budget, investor and analyst expectations, internal budgets, and peer and industry expectations.

The table below provides Fiscal 2020 goals and achievements:

	Fiscal 2020 Goal and Actual Results Achieved
Name	Threshold	Target	Maximum	Actual
Comparable Store Sales	1.5%	3.0%	4.5%	(2.3)%
% of Target	50%	100%	150%	0%
Pre-tax income	$102,249,000	$116,192,000	$130,135,000	$74,274,000
% of Target	88%	100%	112%	0%

In addition to the comparable store sales and pre-tax income performance targets, the Committee also requested that each Named Executive Officer identify at the start of the fiscal year two to three KIIs that would advance the Company’s Monro.Forward strategic initiatives. These KIIs would be used as a third performance measure for up to 20% of the Fiscal 2020 annual incentive bonus. Each KII tied to one or more of the “four pillars” of the Company’s Monro.Forward strategy:

•	Improving Customer Experience

•	Enhancing Customer-Centric Engagement

•	Optimizing Product & Service Offering

•	Accelerating Productivity & Team Engagement

All bonus awards made under the executive bonus plan are subject to the Committee’s approval. In addition, the Committee has the sole authority to determine whether the performance targets have been achieved by the Company and whether the KIIs have been achieved by the executive and, if so, the applicable bonus award percentages to be paid. The Committee may use its discretion to include or exclude extraordinary or unusual items in determining the level of achievement of the performance targets.

The Committee’s practice is to pay cash awards based upon the achievement of our annual financial performance goals and KIIs. The Committee carefully considers any exceptions. Absent extraordinary circumstances, there are no payouts for below threshold performance.

Under the executive bonus plan for Fiscal 2020, the target bonus amounts and maximum payout amounts for our Name Executive Officers for Fiscal 2020 were:

Name	Base Salary ($)(1)	Target Bonus (% of Base Salary)	Maximum Bonus (% of Base Salary)
Brett T. Ponton	595,833	100%	150%
Brian J. D’Ambrosia	382,083	60%	90%
Deborah R. Brundage	258,334	40%	60%
Maureen E. Mulholland	248,750	40%	60%
Robert J. Rajkowski	158,711	50%	75%

(1)

Adjustments to base salaries were made during Fiscal 2020 effective May 1, 2019. These amounts reflect the actual base salary received by the Named Executive Officers during Fiscal 2020. The reported salary for Mr. Rajkowski reflects the payments he actually received in Fiscal 2020, as he joined the Company in September 2019.

At the end of Fiscal 2020, the Committee evaluated the Company’s performance. The Company did not achieve the threshold level of performance for either the comparable store sales or pre-tax income performance goals. The Committee determined that, despite the achievement of certain KIIs, none of the Named Executive Officers would receive any portion of his or her annual bonus for Fiscal 2020.

In fiscal 2021, as a result of COVID-19 and difficulty in establishing annual performance goals, the Committee determined to split the annual performance period for the fiscal year in half. For the first six months of fiscal 2021, goals would be based 100% on individual objectives. Individual objectives for Named Executive Officers, other than the CEO, were established and reviewed by the CEO. Individual objectives for the CEO were established and reviewed by the Committee. The maximum incentive amount would be equal to 50% of the targeted annual bonus percentage for each

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Named Executive Officer. The core focus of individual goals will be to execute a successful COVID-19 recovery strategy focused on safety, gross margin expansion, store technology upgrades, operating income, and capital efficiency. The incentive plan for the second half of fiscal 2021 will be established later in the year, when more information is available to determine performance goals and targets. For fiscal 2022, the Committee expects to return to annual performance goals and metrics.

Long-Term Incentive Compensation

For fiscal 2019, the Committee moved to a three-pronged approach where long-term incentive compensation would generally be comprised of:

1.	50% stock options;

2.	30% RSUs; and

3.	20% PSUs.

In Fiscal 2020, based in part on positive feedback received from shareholders, the Committee revised the percentages assigned between the three long-term incentive vehicles, to increase the weighting on performance awards for a total of 70% performance-based as follows:

1.	30% stock options;

2.	30% RSUs; and

3.	40% PSUs.

Stock options and RSUs vest ratably over four years. PSUs will vest in their entirety based on our attainment of a three-year average ROIC goal. ROIC was identified as an important measure for the Company to focus management on the efficient deployment of capital over the long-term. We believe ROIC in the long-term plan, coupled with the short-term metrics in the annual bonus of profit and organic growth, ensures a balanced approach of both income and capital management.

We believe our three-pronged approach to long-term incentives will encourage retention, performance and a continuing link with shareholders. For our executives, the amount of long-term incentive compensation is intended to motivate executives to make stronger business decisions, improve financial performance, focus on both short-term and long-term objectives and encourage behavior that protects and enhances the long-term interests of our shareholders. The Committee believes that equity awards are a significant portion of the total compensation package for executives and are an important retention tool.

The Committee considered the following factors in evaluating the 2020 long-term incentive compensation grants for our Named Executive Officers: recommendation by our CEO, individual performance, change in responsibility, peer group benchmarking, the recipient’s level within the Company’s overall workforce, prior equity compensation awards, the value of the awards as a percentage of the recipient’s total compensation and the expense associated with the awards. Fiscal 2020 long-term incentive grants reflect an increase from fiscal 2019 to ensure a greater portion of Named Executive Officers’ compensation is performance-based and to narrow the shortfall relative to the peer group median. The Fiscal 2020 long-term incentive grants considered Company and individual performance, overall total compensation positioning relative to market, and alignment with shareholders.

In fiscal 2021, as result of the impact of COVID-19 on our operating performance and the difficulty in setting long-term performance goals, the Committee determined the most appropriate mix and weighting of our long-term incentives would be 50% RSUs and 50% stock options. The Committee anticipates returning to our Fiscal 2020 long-term incentive design, including the mix of vehicles and weightings.

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Executive Officer Stock Ownership Guidelines

The Company requires our Named Executive Officers to achieve and maintain a certain minimum level of ownership of the Company’s common stock. The purpose of the guidelines is to further engage certain senior executives in the long-term success of the Company. The Company’s stock guidelines for our Named Executive Officers are as follows:

Position	Stock Ownership Guideline
Chief Executive Officer	Common stock with an aggregate value equal to at least four times annual base salary
Chief Financial Officer	Common stock with an aggregate value equal to at least three times annual base salary
Other Named Executive Officers	Common stock with an aggregate value equal to at least three times annual base salary

Each covered executive is required to achieve his or her required ownership level within four years of being named a Named Executive Officer. As of March 28, 2020, all of our Named Executive Officers were still in their respective transition periods for becoming compliant. Mr. D’Ambrosia is expected to be fully compliant with the ownership levels required by the guidelines by July 2021, Mr. Ponton is expected to be fully compliant by July 2022, while Mr. Rajkowski and Ms. Mulholland are expected to be fully compliant by July 2024.

Clawback Policy

In May 2018, the Board adopted the Monro, Inc. Executive Compensation Recoupment Policy (the “Clawback Policy”). The Clawback Policy provides for the recoupment of certain incentive compensation in the event of a financial restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws, and acts of fraud, misappropriation or embezzlement. The Clawback Policy is administered by the Committee and applies to current and former executive officers and such other employees who may from time to time be deemed subject to the policy by the Committee.

Anti-Hedging and Pledging Policy

Under our insider trading policy, we prohibit employees from engaging in transactions in our securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, our insider trading policy prohibits employees from pledging our securities as collateral for a loan or holding our securities in a margin account unless the margin feature is not utilized or our securities are otherwise excluded from being pledged.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

The Company also provides our Named Executive Officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall executive compensation program, the Committee’s executive compensation philosophy, as well as the Committee’s objective better to enable us to attract and retain the most talented and dedicated executives possible. The Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers.

We sponsor, for all employees, a profit sharing plan with a 401(k) feature, which is intended to qualify under Section 401(a) of the Internal Revenue Code. Beginning in July 2018, this plan was amended to match 50% of the first 6% contributed to the 401(k) plan. Previously, we had generally matched 50% of the first 4% contributed. Participants are 100% vested in their own contributions at all times. Matching contributions vest 25% after two years of service, 50% after three years of service, 75% after four years of service and 100% after five years of service. In addition, any employee whose plan benefit is limited by Internal Revenue Code limitations (including our Named Executive Officers), may participate in the Deferred Compensation Plan. The purpose of the Deferred Compensation Plan is to provide affected employees with the opportunity to receive a retirement benefit that bears a comparable ratio to compensation as is provided to employees whose retirement benefit is not limited by the Internal Revenue Code.

The Deferred Compensation Plan provides the opportunity for eligible employees, including our Named Executive Officers, to defer the receipt of certain compensation, including base salary and short-term incentives. Under the Deferred Compensation Plan, we match base salary deferral amounts for salary over the Internal Revenue Code

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compensation limit (applicable to qualified employee 401(k) plans) using the same matching formula as under our qualified 401(k) plan. No amounts credited under the Deferred Compensation Plan are funded and the right of a participant or beneficiary to receive a distribution is an unsecured claim against our general assets. The Deferred Compensation Plan is part of our competitive total compensation and benefits package that helps it attract and retain key talent. The costs of the Deferred Compensation Plan are included in the “Nonqualified Deferred Compensation Table”. The current annual earnings rate of 5% is credited to the account.

Our other benefit plans primarily include medical and other health care benefits, group life insurance, disability and an employee stock purchase plan which allows eligible employees to utilize a percentage of their base salary to purchase shares of our common stock.

Our Named Executive Officers are provided with the use of a company-owned vehicle or a car allowance, as well as participation in the plans and programs described above.

The Committee may, in its discretion, revise, amend or add to an executive officer’s perquisites and benefits as, when and if it deems advisable or appropriate. The Committee believes, based upon publicly available information, that the benefits described above are typical for senior executives at comparable companies.

Attributed costs of the perquisites and personal benefits described above for our Named Executive Officers for Fiscal 2020 are included in the “All Other Compensation” column of the “2020 Summary Compensation Table” appearing below.

Other Matters

Employment Agreements

The Company has entered into employment agreements with Brett T. Ponton and Brian J. D’Ambrosia. Both of these employment agreements were reviewed and approved by the Committee. In addition, the Board reviewed and approved our employment agreement with Mr. Ponton. The Committee believes that these employment agreements are an important part of our overall executive compensation program and serve as a recruitment and retention device.

The employment agreement for each executive generally addresses: role and responsibilities; rights to compensation and benefits during active employment; resignation by the employee with or without “Good Reason”, as defined in the agreement; termination in the event of death, disability or retirement; and termination for “Cause” and termination without “Cause”, as defined in the agreement. Further, the agreements stipulate that the executive may not compete with us or solicit our employees for prescribed periods following termination of employment and may not disclose confidential information of the Company.

Both employment agreements also contain termination and related pay provisions in the event of a “change in control”. In each case, for the change in control provision to apply, there must be both (1) a “change in control”, as well as (2) a termination by us without cause or a resignation by the executive for reasons defined in the agreement, including a material diminution of his duties. A “change in control” is generally deemed to occur (i) when a person or group who was not an affiliate as of the date we entered into the agreement (a “Non-Affiliate”) acquires beneficial ownership of 50% or more of our Common Stock; (ii) upon our sale substantially as an entity to a Non-Affiliate; or (iii) when there occurs a merger, consolidation or other reorganization of the Company with a Non-Affiliate, in which our shareholders immediately preceding the merger hold less than 50% (disregarding the voting and consent rights of the Class C Preferred Stock) of the combined voting power for the election of directors of the Company immediately following the merger. Consistent with our policy, neither of the employment agreements include an excise tax gross-up provision.

Ponton Agreement

In June 2017, we entered into an employment agreement (the “Ponton Agreement”) with Mr. Ponton, with a term of August 1, 2017 through July 31, 2020 (the “Initial Term”). The Ponton Agreement automatically renewed in May 2020 for a one (1) year term at the end of the Initial Term. During the term of the Ponton Agreement, Mr. Ponton serves as our President and Chief Executive Officer.

Under the Ponton Agreement, Mr. Ponton (i) is paid a base salary of $550,000, subject to adjustment; (ii) is eligible to earn an annual bonus, pursuant to the terms of our bonus plan, of up to 150% of his base salary upon the achievement of certain predetermined corporate objectives; and (iii) participates in our other incentive and welfare and benefit plans made available to executives. In connection with signing the Ponton Agreement, Mr. Ponton received a $600,000

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signing bonus, a pro rata portion of which must be repaid to us if Mr. Ponton is terminated by us for Cause (as defined therein). In addition, under the Ponton Agreement, Mr. Ponton is entitled to certain payments upon a termination without Cause (as defined therein), a resignation by Mr. Ponton for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the Ponton Agreement.

D’Ambrosia Agreement

In December 2016, we entered into an employment agreement (the “D’Ambrosia Agreement”) with Mr. D’Ambrosia, with a term of January 1, 2017 through December 31, 2020. During the term of the D’Ambrosia Agreement, Mr. D’Ambrosia serves as our Senior Vice President – Finance and Chief Financial Officer of the Company. In June 2018, in connection with Mr. D’Ambrosia’s promotion to Executive Vice President, we amended the D’Ambrosia Agreement, effective as of April 1, 2018, to increase his base salary and his target and maximum annual bonus opportunity. We also amended the D’Ambrosia Agreement, effective as of March 31, 2019, to further increase his base salary and his target and maximum annual bonus opportunity.

Under the D’Ambrosia Agreement, as amended, Mr. D’Ambrosia (i) is paid a base salary of $385,000; (ii) is eligible to earn an annual bonus, pursuant to the terms of our bonus plan, of up to 90% of his base salary upon the achievement of certain predetermined corporate objectives; and (iii) participates in our other incentive and welfare and benefit plans made available to executives. In addition, under the D’Ambrosia Agreement, Mr. D’Ambrosia is entitled to certain payments upon a termination without Cause (as defined therein), a resignation by Mr. D’Ambrosia for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the D’Ambrosia Agreement.

The provisions described above and other material provisions of our employment agreements with Messrs. Ponton and D’Ambrosia are discussed in the “Summary Compensation Table”, the “Grants of Plan-Based Awards Table”, and in the “Potential Payments Upon Termination or Change in Control” sections of this Proxy Statement.

At this time, the Committee has not determined that it is necessary to enter into employment agreements with any other executive positions. However, Vice President-level employees and above, including Zone Managers, are entitled to between one and six months’ base salary, depending on an individual’s length of service, as severance pay should they be terminated by the Company for reasons other than cause or poor performance. Mr. Rajkowski is entitled to one year’s base salary upon an involuntary termination without cause or a resignation for good reason (which is increased to two years’ base salary if the involuntary termination without cause or resignation for good reason is within two years following a change in control of the Company), as well as a pro-rata bonus for the year of termination and accelerated vesting of his outstanding stock options. Ms. Mulholland is entitled to two years’ base salary upon an involuntary termination without cause or a resignation for good reason within two years following a change in control of the Company.

Impact of Accounting and Tax Treatment of Compensation

The accounting and tax treatment of compensation generally has not been a significant factor in determining the amounts of compensation for our executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to us with the benefit/value to the executive.

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EXECUTIVE COMPENSATION TABLES

2020 Summary Compensation Table

The table below sets forth the compensation paid to or earned by our “Named Executive Officers” listed in the table for the three-year period ended March 28, 2020 (or in the case of Mr. Rajkowski, the one-year period ended March 28, 2020).

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Option Awards(2) ($)	Stock Award(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)

Brett T. Ponton	2020	595,833	—	148,887	350,012	—	29,400	1,124,133
Chief Executive Officer and	2019	550,000	—	—	199,983	672,404	18,300	1,440,687
President	2018	393,378	600,000	3,300,000	1,414,500	—	39,000	5,746,878

Brian J. D’Ambrosia	2020	382,083	—	89,176	209,991	—	22,600	703,851
Executive Vice President—	2019	350,000	—	—	149,945	192,552	21,400	713,897
Finance and Chief Financial Officer	2018	275,000	—	—	—	—	17,400	292,400

Deborah R. Brundage	2020	258,334	—	29,725	69,997	—	22,400	380,457
Former Senior Vice President—	2019	240,000	—	19,417	19,188	73,353	97,400	449,358
Chief Marketing Officer(6)	2018	18,462	—	—	150,023	—	8,000	176,485

Maureen E. Mulholland	2020	248,750	—	29,725	69,997	—	25,000	373,473
Senior Vice President—	2019	235,000	—	19,417	19,188	60,075	19,300	352,981
General Counsel and Secretary	2018	214,125	—	63,570	—	—	18,800	296,495

Robert J. Rajkowski	2020	158,711	—	187,200	—	—	5,900	351,811
Senior Vice President—
Chief Operating Officer

(1)

The reported salaries for our Named Executive Officers reflect the payments they actually received in Fiscal 2020. Salary increases for our Name Executive Officers in Fiscal 2020 were effective beginning May 1, 2019 and were not retroactive to the beginning of the fiscal year. In addition, the reported salary for Mr. Rajkowski reflects the payments he actually received after joining the Company in September 2019.

(2)

Amounts do not reflect compensation actually received by our Named Executive Officers. Instead, the amounts shown are the aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. The assumptions used in calculating compensation costs are described more fully in footnote 1 in the Company’s financial statements in the Form 10-K for the year ended March 28, 2020, as filed with the SEC. See the Grants of Plan-Based Awards table for further information on options granted in Fiscal 2020.

(3)

The amounts in this column represent the aggregate grant date fair value of Time-Vesting Restricted Stock Units (“RSUs”) and Performance-Vesting Restricted Stock Units (“PSUs”) calculated in accordance with FASB ASC 718. The assumptions used in calculating compensation costs are described more fully in footnote 1 in the Company’s financial statements in the Form 10-K for the year ended March 28, 2020, as filed with the SEC. See the Grants of Plan-Based Awards table for further information on RSUs and PSUs awarded in Fiscal 2020.

(4)

This column represents the amounts earned by our Named Executive Officers in Fiscal 2020, as well as fiscal 2019 and 2018 pursuant to the Company’s annual incentive bonus plan. Additional information regarding the potential threshold, target and maximum payouts underlying this column is included in the Grants of Plan-Based Awards table.

(5)

The following table shows each component of the “All Other Compensation” column in the 2020 Summary Compensation Table. For our Named Executive Officers, these components consist of the Company’s matching contributions to the 401(k) and the Nonqualified Deferred Compensation Plans, nonqualified deferred compensation (“NQDC”) earnings in excess of 120% of the long-term applicable federal rate (“AFR”), payment of life insurance premiums on behalf of our Named Executive Officers and the incremental cost to the Company of automobiles provided to our Named Executive Officers.

Name	Year	Company Matching Contributions ($)	NQDC Earnings in excess of 120% of long-term AFR ($)	Life Insurance Premium ($)	Auto Allowance Perquisites ($)	Total ($)
Brett T. Ponton	2020	8,800	8,000	900	11,700	29.400
Brian J. D’Ambrosia	2020	8,700	1,500	900	11,500	22,600
Deborah R. Brundage	2020	9,900	300	900	11,300	22,400
Maureen E. Mulholland	2020	9,200	1,900	900	13,000	25,000
Robert J. Rajkowski	2020	—	—	500	5,400	5,900

(6)	Ms. Brundage left the Company, effective April 11, 2020.

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Grants of Plan–Based Awards

The following tables present estimated possible payouts under the non-equity incentive plan for Fiscal 2020 to our Named Executive Officers and provide information regarding plan-based awards under the Company’s stock incentive plans granted during Fiscal 2020 to our Named Executive Officers.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold(2) ($)	Target ($)	Maximum ($)

Brett T. Ponton	297,917	595,833	893,750

Brian J. D’Ambrosia	114,625	229,250	343,875

Deborah R. Brundage	51,667	103,334	155,000

Maureen E. Mulholland	49,750	99,500	149,250

Robert J. Rajkowski	39,678	79,356	119,033

(1)

The amounts in these columns consist of possible annual incentive payouts under the Company’s annual incentive bonus plan for Fiscal 2020. These annual incentive awards are granted under the executive bonus plan. The amounts actually earned by our Named Executive Officers in Fiscal 2020 are reported as Non-Equity Incentive Plan Compensation column of the 2020 Summary Compensation Table.

(2)

Represents the minimum amount payable under the Company’s Executive Bonus Plan for Fiscal 2020, assuming that the threshold level of $102,249,000 of pre-tax income is attained, a threshold level of comparable store increase of 1.5% is attained, as well as the Named Executive Officers achieving some level of the KIIs set for them in Fiscal 2020, as determined by the Committee. See “Compensation Discussion and Analysis – Annual Incentive Bonus.”

					All Other Stock Awards	All Other Option Awards	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Estimated Possible Payouts Under Equity Incentive Plan Awards(1)				Number of Securities Underlying Options (#)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Number of Stock Units

Brett T. Ponton	5/24/2019					7,478	82.55	148,887
	5/24/2019		2,423					200,019
	5/24/2019				1,817			149,993

Brian J. D’Ambrosia	5/15/2019		1,497					120,029
	5/15/2019				1,122			89,962
	5/15/2019					4,620	80.18	89,176

Deborah R. Brundage	5/15/2019		499					40,010
	5/15/2019					1,540	80.18	29,725
	5/15/2019				374			29,987

Maureen E. Mulholland	5/15/2019		499					40,010
	5/15/2019					1,540	80.18	29,725
	5/15/2019				374			29,987

Robert J. Rajkowski	9/30/2019					10,000 (3)	79.01	187,200

(1)	Represents the target number of PSUs granted under the 2007 Stock Incentive Plan. There is no threshold or maximum possible payout.

(2)

Stock options, RSUs and PSUs are granted under the 2007 Stock Incentive Plan. The amount listed in this column is the aggregate grant date fair value of such stock options, RSUs, PSUs and calculated pursuant to FASB ASC 718.

(3)	Award issued on September 30, 2019, in connection with Mr. Rajkowski joining the Company.

The material terms of our Named Executive Officers’ employment agreements, annual incentive bonuses, long-term compensation and perquisites and other personal benefits and retirement benefits are described more fully in the CD&A above. We encourage you to read the tables above and the related footnotes in conjunction with such information. The material terms of our Named Executive Officers’ equity plan awards are described more fully in the “Outstanding Equity Awards at Fiscal 2020 Year End” table below.

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Outstanding Equity Awards at Fiscal 2020 Year End

The following table provides information about the number of outstanding equity awards held by our Named Executive Officers at March 28, 2020:

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Brett T. Ponton	8/1/2017	(4)	100,000		65.00	7/31/2023
	8/1/2017	(3)	200,000	100,000	47.15	7/31/2023
	8/1/2017	(5)					10,000	400,100
	6/5/2018	(7)							3,481	139,275
	5/24/2019	(2)		7,478	82.55	5/23/2025
	5/24/2019	(6)					1,817	72,698
	5/24/2019	(7)							2,423	96,944

			300,000	107,478			11,817	472,798	5,904	236,219

Brian J. D’Ambrosia	5/13/2015	(2)	5,000		61.41	5/12/2021
	5/11/2016	(2)	3,000	1,000	69.30	5/10/2022
	1/3/2017	(1)	30,000	10,000	57.25	1/2/2022
	6/5/2018	(6)					979	39,170
	6/5/2018	(7)							1,305	52,213
	5/15/2019	(2)		4,620	80.18	5/14/2025
	5/15/2019	(6)					1,122	44,891
	5/15/2019	(7)							1,497	59,895

			38,000	15,620			2,101	84,061	2,802	112,108

Deborah R. Brundage	3/5/2018	(2)					1,437	57,494
	6/5/2018	(6)	371	1,113	57.45	6/4/2024
	6/5/2018	(6)					150	6,002
	6/5/2018	(7)							134	5,361
	5/15/2019	(2)		1,540	80.18	5/14/2025
	5/15/2019	(6)					374	14,964
	5/15/2019	(7)							499	19,965

			371	2,653			1,961	78,460	633	25,326

Maureen E. Mulholland	5/13/2015	(2)	4,000		61.41	5/12/2021
	5/11/2016	(2)	1,500	500	69.30	5/10/2022
	5/11/2017	(2)	1,000	1,000	50.48	5/10/2023
	8/15/2017	(2)	2,500	2,500	44.90	8/14/2023
	6/5/2018	(2)	371	1,113	57.45	6/4/2024
	6/5/2018	(6)					150	6,002
	6/5/2018	(7)							134	5,361
	5/15/2019	(2)		1,540	80.18	5/14/2025
	5/15/2019	(6)					374	14,964
	5/15/2019	(7)							499	19,965

			9,371	6,653			524	20,966	633	25,326

Robert J. Rajkowski	9/30/2019	(2)		10,000(8)	79.01	9/29/2025

				10,000

(1)	This option grant vests over four years as follows: One-quarter of the options vests on the yearly anniversary of the grant. These options have a five-year life from the grant date.

(2)	This option grant vests over four years as follows: One-quarter of the options in each grant vests on the yearly anniversary of the grant. These options have a six-year life from the grant date.

(3)

This option grant vests over three years as follows: One-third of the options vests on each of the first two yearly anniversaries of the grant dates and the final one-third vests 11 months into the third year. These options have a six-year life from the grant date.

(4)

This option grant vested on October 3, 2018 when the closing price of the Company’s stock was at $65.00 or higher for 45 consecutive days in FY19. These options have a six-year life from the grant date.

(5)	These RSUs vest over three years as follows: One-third on each of the first two yearly anniversaries of the grant date and the final one-third vests 11 months into the third year.

(6)	These RSUs vest over four years as follows: One-quarter of the units on the yearly anniversary of the grant date.

(7)	These PSUs vest in three years if the Company achieves its return on invested capital goal established by the Board of Directors.

(8)	Award issued on September 30, 2019, in connection with Mr. Rajkowski joining the Company.

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2020 Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise by our Named Executive Officers during Fiscal 2020. The following table also shows all RSUs that vested and the value received upon vesting by our Named Executive Officers during Fiscal 2020:

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Brett T. Ponton	—	—	10,000	829,700

Brian J. D’Ambrosia	2,000	17,300	326	28,297

Deborah R. Brundage	—	—	768	42,717

Maureen E. Mulholland	2,000	66,176	50	4,340

(1)

The value realized equals the difference between the option exercise price and the fair market value of the Company’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized equals the fair market value of the Company’s common stock on the date of vesting, multiplied by the number of RSUs that vested.

Monro, Inc. 401(k) Plan

The Company sponsors a profit-sharing plan with a 401(k) feature (the “401(k) Plan”). The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code.

Each employee who has attained age 18 becomes a participant as of the first day of employment. Participants may elect to reduce their compensation by up to the lesser of 50% of their annual compensation or the statutorily prescribed annual limit and to have the amount of the reduction contributed to their account in the 401(k) Plan. One of the investment options available to participants is the Company’s common stock.

The Company matches certain employee contributions to the matching accounts of those employees who are contributing to the 401(k) Plan. Matching contributions are made on a per pay period basis.

Deferred Compensation Plan

The Company has adopted the Monro Muffler Brake, Inc. Deferred Compensation Plan (the “Plan”) to provide an opportunity for additional tax-deferred savings to a select group of management or highly compensated employees. The Plan is an unfunded arrangement and the participants or their beneficiaries have an unsecured claim against the general assets of the Company to the extent of their Plan benefits.

Currently, only those employees, who are “highly compensated employees”, as that term is defined under Section 414(q) of the Internal Revenue Code, have been designated as eligible to participate in the Plan. Under the terms of the Plan, the Committee has the ability to establish additional eligibility requirements for participation in the Plan, but has not done so thus far.

The Plan permits participants to defer all or any portion of the compensation that would otherwise be payable to them for the calendar year, provided that participants must elect the maximum deferral opportunity permitted under the 401(k) Plan as a condition to making a deferral election under the Plan. In addition, the Company will credit to the participants’ accounts such amounts as would have been contributed to the 401(k) Plan but for the limitations that are imposed under the Internal Revenue Code based upon the participants’ status as highly compensated employees. The Company may also make such additional discretionary allocations as are determined by the Committee. No amounts credited under the Plan are funded and the Company maintains accounts to reflect the amounts owed to each participant. At least annually, the accounts are credited with earnings or losses calculated on the basis of an interest rate or other formula as determined from time to time by the Board upon recommendation of the Committee. The current annual earnings rate is 5%.

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Benefits are payable at a participant’s election in a single cash sum or in annual installments for a period not to exceed 10 years at the date designated by the participant upon his or her initial enrollment in the Plan, but may be earlier if separation of service occurs after the participant attains the age of 65. Payments are made earlier in the event a participant dies, becomes disabled or incurs an unanticipated emergency.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)

Brett T. Ponton	348,136	6,040	14,895		377,556

Brian J. D’Ambrosia	11,781	6,870	2,880		71,632

Deborah R. Brundage	14,057	6,981	633		21,671

Maureen E. Mulholland	13,703	6,851	3,612		97,750

Robert J. Rajkowski	—	—	—		—

(1)	Amounts in this column include amounts reported in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for Fiscal 2020.

(2)	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal 2020.

(3)

The portion of the amounts in this column in excess of 120% of the long-term applicable federal rate have been included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal 2020.

(4)

Of the total amounts shown in this column, only $8,485 of Mr. Ponton’s amount, $47,406 of Mr. D’Ambrosia’s amount and $48,876 of Ms. Mulholland’s amount has been previously reported as compensation in Summary Compensation Tables since 2002 when the Deferred Compensation Plan was implemented. In the case of Mr. D’Ambrosia and Ms. Mulholland, the total amounts include compensation for years when they were not one of our Named Executive Officers.

Potential Payments Upon Termination Or Change In Control

The following is a summary setting forth potential payments payable to our Named Executive Officers upon termination of employment or a change in control of the Company under their employment arrangements and the Company’s other compensation programs in effect as of March 28, 2020. Specifically, compensation payable to each of our Named Executive Officers upon voluntary termination, involuntary termination without cause, retirement, termination following a change in control, and in the event of death or disability of the executive is discussed below. The amounts shown in the tables below assume that such termination was effective as of March 28, 2020. Therefore, they include amounts earned through such time and are estimates of the amounts which would be paid out to the executives (or their beneficiaries) upon their termination. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of the Company’s common stock and the executive’s age. These benefits are in addition to benefits available generally to salaried employees upon termination, such as earned but unpaid salary through the date of termination, amounts accrued and vested under the Company’s 401(k) Plan and accrued vacation pay.

Payments Made Upon Any Termination

Regardless of the manner in which our Named Executive Officer’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	earned but unpaid salary through the date of termination;

•	non-equity incentive compensation earned and payable prior to the date of termination;

•	option grants received which have already vested and are exercisable prior to the date of termination (subject to the terms of the applicable option agreement);

33

•	unused vacation pay; and

•	amounts accrued and vested under the Company’s 401(k) and Deferred Compensation Plans.

Payments Made Upon Involuntary Termination Without Cause

As a result of their employment agreements or letter agreements entered into by the Company with Messrs. Ponton, Rajkowski and D’Ambrosia and Ms. Mulholland and our severance arrangements (in the case of Mmes. Mulholland and Brundage), in the event that our Named Executive Officer’s employment is involuntarily terminated without cause, the executive would receive, in addition to the items identified under the heading “Payments Made Upon Any Termination” above:

•

in the case of Mr. Ponton, two years’ base salary and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•

in the case of Messrs. D’Ambrosia and Rajkowski, one year’s base salary and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•

in the case of Ms. Mulholland and Ms. Brundage, six months and four months of base salary continuation, respectively, and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•	in the case of Mr. Ponton, all then outstanding unvested options, will immediately and automatically vest and be exercisable for one year;

•	in the case of Messrs. D’Ambrosia and Rajkowski, all then outstanding unvested options will immediately and automatically vest and be exercisable for 90 days; and

•	in the case of Mr. Ponton, all then outstanding unvested RSUs and PSUs will immediately vest.

Table of Payments Upon Involuntary Termination Without Cause

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if our Named Executive Officer had involuntarily been terminated without cause on March 28, 2020.

Name	Base Salary ($)	Non-Equity Incentive Plan Compensation Award ($)(1)	Stock Options ($)(2)	RSUs ($)	PSUs ($)	Total ($)

Brett T. Ponton	1,200,000	—	—	472,798	236,219	1,909,017

Brian J. D’Ambrosia	385,000	—	—	—	—	385,000

Deborah R. Brundage	86,667	—	—	—	—	86,667

Maureen E. Mulholland	125,000	—	—	—	—	125,000

Robert J. Rajkowski	315,000	—	—	—	—	315,000

(1)

No payments were earned under the non-equity incentive plan for Fiscal 2020, so none of the Named Executive Officers would have been entitled to receive payment due to an involuntary termination without cause on March 28, 2020.

(2)

The exercise price of the options held by Messrs. Ponton, Rajkowski and D’Ambrosia exceeded the price of the Company’s common stock on March 28, 2020, so no value would have been realized by any of them due to an involuntary termination without cause on such date.

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Payments Made Upon Retirement

None of our Named Executive Officers were eligible to receive retirement benefits as of March 28, 2020.

Payments Made Upon Death or Permanent Disability

In the event of the death or permanent disability of our Named Executive Officers, in addition to the items listed under the heading “Payments Made Upon Any Termination” above:

•

in the case of death, Mr. Ponton shall be entitled to one year’s base salary and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid, and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s death; and in the case of disability, Mr. Ponton shall be entitled to the lesser of (i) 12 months of base salary continuation or (ii) base salary through the remainder of the executive’s term; and payment of the non-equity incentive compensation (x) for the prior fiscal year, to the extent not yet paid, and (y) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s disability;

•	in the case of Mr. Ponton, a pro-rated portion of his unvested stock options, will immediately vest and all vested shares will be exercisable for one year in the case of death or permanent disability;

•	in the case of Mr. Ponton, a pro-rated portion of his unvested RSUs and PSUs will vest in the case of death or permanent disability;

•

in the case of Messrs. D’Ambrosia and Rajkowski and Mmes. Brundage and Mulholland, all then-outstanding unvested options issued under the 2007 Stock Incentive Plan will immediately and automatically vest upon death and all vested shares will be exercisable for one year in the case of death;

•	in the case of Messrs. D’Ambrosia and Rajkowski and Mmes. Brundage and Mulholland, all unvested RSUs will vest in the case of death;

•	the executive will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate;

•

in the case of the death or disability of Mr. D’Ambrosia, such executive shall be entitled to receive payment of the lesser of (i) 12 months of base salary continuation or (ii) base salary through the remainder of the executive’s term; and payment of the non-equity incentive compensation (x) for the prior fiscal year, to the extent not yet paid; and (y) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s death or disability;

•

in the case of the disability of Messrs. Ponton or D’Ambrosia, such executives shall receive the right to continue to participate in the Company’s group life, medical/dental and disability insurance plans, each at the same ratio of employer/employee contribution as applicable to the executive immediately prior to the termination event; and

•

in the case of the death or disability of Mr. Rajkowski or Ms. Mulholland or Brundage, such executive shall be entitled to receive payment of the non-equity incentive compensation (x) for the prior fiscal year, to the extent not yet paid; and (y) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s death or disability.

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Table of Payments Upon Death

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if our Named Executive Officer had died on March 28, 2020.

Name	Salary Continuation ($)	Non-Equity Incentive Plan Compensation ($)(1)	Life Insurance ($)	Stock Options ($)(2)	RSUs ($)	PSUs ($)	Total ($)

Brett T. Ponton	600,000	—	425,000	—	298,413	119,621	1,443,034

Brian J. D’Ambrosia(3)	288,750	—	425,000	—	84,061	—	797,811

Deborah R. Brundage(3)	—	—	425,000	—	78,460	—	503,460

Maureen E. Mulholland(3)	—	—	425,000	—	20,965	—	445,965

Robert J. Rajkowski	—	—	425,000	—	—	—	425,000

(1)	No payments were earned under the non-equity incentive plan for Fiscal 2020, so none of the Named Executive Officers would have been entitled to receive payment due to death on March 28, 2020.

(2)

The exercise price of the options held by Messrs. Ponton, Rajkowski and D’Ambrosia exceeded the price of the Company’s common stock on March 28, 2020, so no value would have been realized by any of them due to death on such date.

(3)	This assumes the ROIC metric for the performance period for their PSUs is not met.

Table of Payments Upon Permanent Disability

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if our Named Executive Officer had been permanently disabled on March 28, 2020. For these purposes, “permanent disability” generally means total disability, resulting in the executive being unable to perform his or her job as determined by the Company’s life and disability insurance provider.

Name	Salary Continuation ($)	Non-Equity Incentive Plan Compensation ($)(1)	Life and Health Plan Continuation ($)	Disability ($)(2)	Stock Options ($)(3)	RSUs ($)	PSUs ($)	Total ($)

Brett T. Ponton	200,000	—	135,764	1,308,977	—	298,413	119,621	2,062,775

Brian J. D’Ambrosia	288,750	—	19,720	1,582,906	—	—	—	1,891,376

Deborah R. Brundage	—	—	—	1,627,729	—	—	—	1,627,729

Maureen E. Mulholland	—	—	—	1,387,679	—	—	—	1,387,679

Robert J. Rajkowski	—	—	—	891,786	—	—	—	891,786

(1)

No payments were earned under the non-equity incentive plan for Fiscal 2020, so none of the Named Executive Officers would have been entitled to receive payment due to permanent disability on March 28, 2020.

(2)

The exercise price of the options held by Named Executive Officers exceeded the price of the Company’s common stock on March 28, 2020, so no value would have been realized by any of them due to permanent disability on such date.

(3)

This amount represents the present value (at an assumed rate of 3%) of the long-term disability payments that would be paid to our Named Executive Officer until he or she reaches the retirement age of 65.

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Payments Made Upon a Change in Control

As discussed in detail in the CD&A above, the employment agreements and letter agreements that the Company entered into with Messrs. Ponton, D’Ambrosia and Rajkowski and Ms. Mulholland contain change in control provisions. Also, under our severance arrangements Ms. Brundage would receive certain compensation payments if she were terminated without cause following a change in control. The benefits, in addition to the items listed under the heading “Payments Made Upon Any Termination” above, include:

•	in the case of Messrs. Ponton, D’Ambrosia and Rajkowski and Ms. Mulholland, two years’ base salary;

•	in the case of Ms. Brundage, four months of base salary continuation;

•

in the case of Messrs. Ponton, D’Ambrosia and Rajkowski and Mmes. Mulholland and Brundage, payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•	in the case of Mr. Ponton, all then-outstanding unvested options, will immediately and automatically vest and be exercisable for one year following such termination;

•

in the case of Messrs. D’Ambrosia and Rajkowski and Mmes. Mulholland and Brundage, all then-outstanding unvested options will immediately and automatically vest and be exercisable, for 90 days following such termination; and

•	in the case of Messrs. Ponton, D’Ambrosia and Rajkowski and Mmes. Mulholland and Brundage, all then outstanding RSUs and PSUs will immediately vest.

On May 20, 2009, the Committee adopted a policy that the Company will not enter into any future employment agreements that include excise tax gross-up provisions with respect to payments contingent upon a change in control, and none currently exist.

Table of Potential Payments Upon Change in Control

Name	Base Salary ($)	Non-Equity Incentive Plan Compensation Award ($)(1)	Stock Options ($)(2)	RSUs ($)	PSUs ($)	Total ($)

Brett T. Ponton	1,200,000	—	—	472,798	236,219	1,909,017

Brian J. D’Ambrosia	770,000	—	—	84,061	112,108	966,169

Deborah R. Brundage	86,667	—	—	78,460	25,326	190,453

Maureen E. Mulholland	500,000	—	—	20,965	25,326	546,292

Robert J. Rajkowski	630,000	—	—	—	—	630,000

(1)

No payments were earned under the non-equity incentive plan for Fiscal 2020, so none of the Named Executive Officers would have been entitled to receive payment due to termination without cause following a change in control on March 28, 2020.

(2)

The exercise price of the options held by Named Executive Officers exceeded the price of the Company’s common stock on March 28, 2020, so no value would have been realized by any of them due to termination without cause following a change in control on such date.

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Equity Compensation Plan Information

As of March 28, 2020, Monro maintained stock incentive plans under which employees and non-employee directors could be granted stock options to purchase shares of the Company’s common stock, RSUs, PSUs and awards of restricted shares of the Company’s common stock. The following table contains information relating to such plans as of March 28, 2020.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	858,496(1)	$58.55(2)	929,360

Equity compensation plans not approved by security holders	—	—	—

Total	858,496	$58.55	929,360

(1)	This amount includes shares potentially issuable upon settlement of 55,730 outstanding RSUs and PSUs issued under our 2007 Stock Incentive Plan.

(2)	RSUs and PSUs do not have an exercise price and thus they have been excluded from the weighted average exercise price calculation in this column (b).

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Brett T. Ponton, our CEO.

For Fiscal 2020, the median of the annual total compensation of all employees of the Company (other than our CEO) was $37,888, and the annual total compensation of our CEO was $1,124,133. Based on this information, we reasonably estimate that the ratio of the annual total compensation of our CEO to the median annual total compensation of all other employees for Fiscal 2020 was 30 to 1.

To identify the median employee, we used the following methodology and material assumptions, adjustments and estimates:

•

We selected March 28, 2020 as the date upon which we would identify our median employee. We determined that, as of such date, we employed approximately 8,184 employees, including full-time, part-time and temporary employees.

•

We chose gross pay for the period of March 31, 2019 through March 28, 2020 as the consistently applied compensation measure used to determine our median employee. We did not make any cost of living adjustments.

•

As permitted by the SEC rules, we annualized the compensation of employees (other than seasonal and temporary employees) who were employed with us on March 28, 2020, but who were not employed for all of Fiscal 2020. Pursuant to SEC rules, we did not annualize the compensation of seasonal or temporary employees and we did not convert the compensation of part-time employees to a full-time equivalency.

•	Applying this methodology, we determined that our median employee was a full-time hourly employee, working as a store-level technician.

After we identified our median employee, we calculated the median employee’s annual total compensation for Fiscal 2020 in accordance with the requirements of the applicable SEC rules.

To calculate the pay ratio, we divided our CEO’s annual total compensation by our median employee’s annual total compensation.

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The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Committee Interlocks and Insider Participation

In Fiscal 2020, the members of the Compensation Committee were Frederick M. Danziger, John L. Auerbach, Stephen C. McCluski and Robert E. Mellor. None of these individuals is a current or former employee or officer of the Company or any of its subsidiaries. During Fiscal 2020, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of the Company served.

Compensation Committee Report

The Compensation Committee oversees the Company’s executive compensation program on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with Company management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and its incorporation by reference into the Company’s 2020 Annual Report on Form 10-K.

The Compensation Committee

Frederick M. Danziger, Chairman

John L. Auerbach

Stephen C. McCluski

Robert E. Mellor

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock and common stock equivalents beneficially owned as of May 30, 2020 by:

•	Each person, who, to our knowledge beneficially owns more than 5% of our common stock or common stock equivalents;

•	Each director and nominee;

•	Our Named Executive Officers; and

•	All directors and executive officers, as a group.

A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the sale of the stock. All individuals listed in the table have sole voting and investment power over the shares unless otherwise indicated. Unless otherwise indicated, the address for each of the named beneficial owners is 200 Holleder Parkway, Rochester, NY 14615. Percentages are based on 33,285,499 shares issued and outstanding on May 30, 2020.

Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Shares Acquirable within 60 Days		Percent of Class Including Options
BlackRock, Inc.	Common Stock	4,976,183	(1)			15.0%
Wasatch Advisors, Inc.	Common Stock	4,037,320	(2)			12.1
The Vanguard Group	Common Stock	3,672,279	(3)			11.0
T. Rowe Price Associates, Inc.	Common Stock	3,375,213	(4)			10.1
Clearbridge Investments, LLC	Common Stock	2,018,993	(5)			6.0
Peter J. Solomon	Common Stock	229,463	(6)(7)			2.2
	Class C Preferred Stock	21,802	(8)			100.0
Donald Glickman	Common Stock	172,739	(7)(9)	20,000		*
Frederick M. Danziger	Common Stock	71,572	(7)			*
Robert E. Mellor	Common Stock	21,384	(7)			*
Brett T. Ponton	Common Stock	18,853		411,870	(10)	*
Stephen C. McCluski	Common Stock	7,584	(7)	20,000		*
Brian J. D’Ambrosia	Common Stock	4,277		40,481	(11)	*
Lindsay N. Hyde	Common Stock	6,384	(7)			*
John L. Auerbach	Common Stock	5,634	(7)			*
Maureen E. Mulholland	Common Stock	144		11,177	(12)	*
Deborah R. Brundage	Common Stock	1,204				*
All directors and executive officers as a group (14 persons)	Common Stock	539,238		1,013,449		4.5	%(13)
	Class C Preferred Stock	21,802				100.0%

*	Represents less than 1% ownership

(1)

Reported as of December 31, 2019, according to a statement on Schedule 13G, filed on February 4, 2020, by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power with respect to 4,920,705 shares and sole dispositive power with respect to 4,976,183 shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(2)

Reported as of December 31, 2019, according to a statement on Schedule 13G, filed on February 10, 2020, by Wasatch Advisors, Inc. (“Wasatch”). Wasatch’s address is 505 Wakara Way, Salt Lake City, UT 84108.

(3)

Reported as of December 31, 2019, according to a statement on Schedule 13G, filed on February 12, 2020, by The Vanguard Group (“Vanguard”). Vanguard reported sole voting power with respect to 69,284 shares, shared voting power with respect to 5,115 shares, sole dispositive power with respect to 3,602,661 shares and shared dispositive power with respect to 69,618 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Reported as of December 31, 2019, according to a statement on Schedule 13G, filed on February 14, 2020, by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates reported sole voting power with respect to 757,431 shares and sole dispositive power with respect to 3,375,213 shares. Price Associates’ address is 100 E. Pratt Street, Baltimore, MD 21202.

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(5)

Reported as of December 31, 2019, according to a statement on Schedule 13G, filed on February 14, 2020, by Clearbridge Investments, LLC (“Clearbridge Investments”). Clearbridge Investments reported sole voting power with respect to 2,017,893 shares and sole dispositive power with respect to 2,018,993 shares. Clearbridge Investments’ address is 620 8th Avenue, New York, NY 10018.

(6)

Includes 96,531 shares of Common Stock held in trusts for the benefit of Mr. Solomon’s children for which Mr. Solomon is the trustee. Mr. Solomon disclaims beneficial ownership of all such shares held in trusts. Also includes 1,000 shares owned by Mr. Solomon’s wife. Mr. Solomon is a Class 2 Director.

(7)

Includes 2,895 shares of restricted stock granted on August 15, 2017, 1,828 shares of restricted stock granted on August 14, 2018 and 1,661 shares of restricted stock granted on August 13, 2019. These vest over three years and the shares have voting rights.

(8)

Includes 11,802 shares of Class C Preferred Stock held in trusts for the benefit of Mr. Solomon’s children and grandchildren for which Mr. Solomon is trustee. The Class C Preferred Stock is presently convertible into 509,921 shares of Common Stock.

(9)	Excludes shares of Common Stock owned by Mr. Glickman’s adult children. Mr. Glickman disclaims beneficial ownership of such shares. Mr. Glickman is a Class 1 Director.

(10)	Includes 10,000 restricted stock units that will vest on August 1, 2020 and will be convertible on a one-for-one basis into common stock on that date.

(11)	Includes 326 restricted stock units that will vest on June 5, 2020 and will be convertible on a one-for-one basis into common stock on that date.

(12)	Includes 50 restricted stock units that will vest on June 5, 2020 and will be convertible on a one-for-one basis into common stock on that date.

(13)

Exclusive of shares as to which beneficial ownership has been disclaimed, executive officers and directors of the Company, as a group, owned beneficially approximately 3.4% of Common Stock deemed outstanding on May 30, 2020.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and those who beneficially own more than ten percent of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. You can view these reports on the SEC’s website at www.sec.gov.

To our knowledge, based solely on a review of these reports and representations that no other reports were required during the year ended March 28, 2020, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that Gerald Alessia filed one late Form 4 disclosing two late transactions relating to acquiring 374 restricted stock units and 1,540 stock options; Deborah Brundage filed one late Form 4 disclosing two late transactions relating to acquiring 374 restricted stock units and 1,540 stock options; Brian D’Ambrosia filed one late Form 4 disclosing two late transactions relating to acquiring 1,122 restricted stock units and 4,620 stock options; Avijit Dasgupta filed two late Form 4s disclosing three late transactions relating to acquiring 4,000 stock options, 374 restricted stock units and 1,540 stock options; Maureen Mulholland filed one late Form 4 disclosing one late transaction relating to acquiring 374 restricted stock options; and Sam Senuk filed one late Form 4 disclosing two late transactions relating to acquiring 374 restricted stock units and 1,540 stock options.

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PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While shareholder ratification of the Company’s independent public accountants is not required by our Certificate of Incorporation, bylaws or otherwise, the Audit Committee and management believe that it is desirable and a matter of good corporate practice for shareholders to ratify the Company’s selection of the independent public accountants. Therefore, the Audit Committee is requesting that shareholders approve the proposal to ratify the re-appointment of PricewaterhouseCoopers LLP (“PWC”) as the independent registered public accounting firm for the Company for the fiscal year ending March 27, 2021.

The Audit Committee values the input of our shareholders. In the event that shareholders do not approve this proposal, the Audit Committee will consider that fact when it selects the independent public accountants for the following year. The Audit Committee may, in its discretion, replace PWC as the independent registered public accounting firm at a later date without shareholder approval.

We have engaged PWC as our independent public accountants since 1984. A representative of PWC will attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF PWC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 27, 2021.

Matters Relating to the Independent Registered Public Accounting Firm

Pre-Approval Policy

In addition to retaining PWC to audit our consolidated financial statements for Fiscal 2020, the Company retained PWC and other consulting firms to provide advisory, auditing, and consulting services in Fiscal 2020. The Company understands the need for PWC to maintain objectivity and independence in its audit of its financial statements. To minimize relationships that could appear to impair the objectivity of PWC, the Audit Committee has restricted the non-audit services that PWC may provide primarily to tax services and merger and acquisition due diligence services. The Audit Committee also determined that the Company would obtain non-audit services from PWC only when the services offered by PWC are at least as effective or economical as services available from other service providers.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PWC. Specifically, the Audit Committee has pre-approved the use of PWC for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that the Company requests PWC to undertake to provide assurances on matters not required by laws or regulations. In each case, the Audit Committee requires management to report the specific engagements to the Audit Committee on a regular basis, and also obtain specific pre-approval on any engagement over $50,000.

Fees

Aggregate fees billed to the Company for services rendered by PWC for Fiscal 2020 and 2019 were:

	2020	2019

Audit Fees(1)	$982,901	$905,837

Audit-Related Fees(2)	4,944	38,484

Tax Fees(3)	—	8,900

All Other Fees(4)	—	—

Total Fees	$987,845	$953,221

(1)

“Audit Fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in our Annual Report on Form 10-K and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the Sarbanes-Oxley Section 404 internal control audit or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

42

(2)	“Audit-Related Fees” are fees related to assurance and related services that are traditionally performed by an external auditor.

(3)	“Tax Fees” are fees related to tax advice and tax planning.

(4)	“All Other Fees” are fees billed for any services not included in the first three categories, including services such as benefit plan services and merger and acquisition due diligence.

The Audit Committee has considered whether the non-audit services provided by PWC are compatible with PWC maintaining its independence and has determined that they are compatible.

Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. Our external auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the external auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the external auditors. The Audit Committee discussed with the external auditors matters required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as amended.

The Company’s external auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the external auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the external auditors that firm’s independence.

Based on the Audit Committee’s discussion with management and the external auditors and the Audit Committee’s review of the representation of management and the report of the external auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 28, 2020, for filing with the SEC. The Audit Committee has also approved, subject to shareholder ratification, the re-appointment of PWC as the Company’s external auditors for the year ending March 27, 2021.

Audit Committee

Stephen C. McCluski, Chairman

Frederick M. Danziger

Lindsay N. Hyde

Robert E. Mellor

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OTHER IMPORTANT INFORMATION

Shareholder Proposals for the 2021 Annual Meeting

Any shareholder who intends to present a proposal at our 2021 annual meeting of shareholders must deliver notice of the proposal to the Secretary of the Company at this address:

Monro, Inc.

200 Holleder Parkway

Rochester, New York 14615

We must receive any shareholder proposals by the dates below for those proposals to be considered timely:

•	March 11, 2021 if the proposal is submitted for inclusion in the Company’s proxy materials for the 2021 annual meeting of shareholders pursuant to Exchange Act Rule 14a-8; or

•

No earlier than February 11, 2021 and no later than April 12, 2021, assuming that the 2021 annual meeting of shareholders is held on August 10, 2021, if the proposal is submitted according to the requirements in our Certificate of Incorporation.

If less than 50 days’ notice or prior public disclosure is given of the date the 2021 annual meeting of shareholders, shareholders may submit proposals so that they are received by the Company by the close of business on the tenth day following the notice of the date of the 2021 annual meeting of shareholders. Shareholders may nominate candidates for our Board of Directors by the same deadlines as proposals for business to come before the 2021 annual meeting of shareholders.

Each notice of business or nomination must set forth the information required by the Certificate of Incorporation. Submitting a notice does not ensure that the proposal will be raised at our annual meeting of shareholders. The chair of the meeting has discretion to determine whether the notice of business or nomination was made according to the procedures provided in our Certificate of Incorporation and may determine to disregard the proposal or nominee. You may obtain additional information and a copy of the Certificate of Incorporation by submitting a written request to the Secretary of the Company at the address above.

Notice Regarding Delivery of Shareholder Documents

The SEC now permits us to send a single set of annual disclosure documents to shareholders who share an address, unless you have instructed us otherwise. This “householding” process reduces the volume of duplicate information you receive and reduces our printing and mailing expenses. If you share an address with another shareholder and have received only one set of proxy materials, but you would prefer to continue receiving a separate set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to the Secretary of the Company at 200 Holleder Parkway, Rochester, New York 14615 or by calling 585-647-6400. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the proxy materials to shareholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the shareholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker or other holder of record to request that only a single copy be delivered to all shareholders at the shared address in the future.

Notice Pursuant to Section 726(d) of the New York Business Corporation Law

As of August 1, 2019, the Company renewed its directors’ and officers’ primary and excess management and professional liability insurance through August 1, 2020 at a total annual cost of $358,308 in premiums. The primary policy is carried with Twin City Fire Insurance Company, a subsidiary of The Hartford Insurance Company. The first excess policy layer is carried with Twin City Fire, a subsidiary of the Chubb Group of Insurance Companies. The second excess policy layer is carried with Arch Insurance Company. The policies cover all of the Company’s directors and executive officers.

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Additional Information

Upon written request by any shareholder, we will furnish a copy of our Annual Report on Form 10-K for the fiscal year ended March 28, 2020 without charge, except that copies of any exhibit to that report will be furnished once the requesting shareholder has paid the Company’s reasonable expenses in furnishing the exhibit. Please direct any written requests to our principal executive offices at:

Monro, Inc.

200 Holleder Parkway

Rochester, New York 14615

Attention: Secretary

Shareholders may also view our Annual Report on Form 10-K in the Investor Information subsection of the Corporate section of our website: https://corporate.monro.com/investors/financial-information.

By Order of the Board of Directors

/s/ Maureen E. Mulholland
Maureen E. Mulholland

Senior Vice President — General Counsel and Secretary

Rochester, New York

July 8, 2020

45

MONRO, INC. ATTN: BRIAN D’AMBROSIA 200 HOLLEDER PKWY ROCHESTER, NY 14615

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 17, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MNRO2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 17, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D19485-P42344 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONRO, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all of the nominees for directors.

1.	To elect four Class I directors to serve a two-year term, and until their successors are duly elected and qualified at the 2022 Annual Meeting of Shareholders. Nominees:	☐	☐	☐

01) John L. Auerbach
02) Donald Glickman
03) Lindsay N. Hyde
04) Brett T. Ponton

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
2.	To approve, on a non-binding, advisory basis, the compensation paid to the Company’s Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
3.	To ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 27, 2021.	☐	☐	☐
4.	To consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS OF

MONRO, INC.

August 18, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON AUGUST 18, 2020:

The Notice, Proxy Statement and the 2020 Annual Report are available at www.proxyvote.com.

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D19486-P42344

MONRO, INC.

Proxy Solicited on Behalf of the Board of Directors

for the Annual Meeting of Shareholders, August 18, 2020

The undersigned hereby appoints Brett T. Ponton and Brian J. D’Ambrosia as proxies, each with the power to appoint his substitute, and hereby authorizes each such person, acting individually, to represent and to vote, as specified on the reverse side hereof, all of the shares of common stock of Monro, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held solely by means of electronic communication via the virtual meeting at www.virtualshareholdermeeting.com/MNRO2020, commencing at 10:00 a.m. on August 18, 2020 and at any postponement or adjournment thereof; and in the discretion of the proxies, or their substitutes, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING SHAREHOLDER ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side)